AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF DECEMBER 18, 2001

                                  by and among

                                   AKI, INC.,
                                   as Borrower

                                       and

                             HELLER FINANCIAL, INC.
                      as Agent, Issuing Lender and a Lender

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
                                   as Lenders


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                                TABLE OF CONTENTS

                                                                          Page
INDEX OF DEFINED TERMS.....................................................iv
SECTION 1.    AMOUNTS AND TERMS OF LOANS....................................1
   1.1.       Loans.........................................................1
   1.2.       Interest and Related Fees.....................................6
   1.3.       Other Fees and Expenses......................................11
   1.4.       Payments.....................................................12
   1.5.       Prepayments; Repayments......................................13
   1.6.       Maturity.....................................................16
   1.7.       Loan Accounts................................................16
   1.8.       Yield Protection.............................................16
   1.9.       Taxes........................................................17
   1.10.      Optional Prepayment/Replacement of Lenders...................19
SECTION 2.    AFFIRMATIVE COVENANTS........................................20
   2.1.       Compliance With Laws and Contractual Obligations.............20
   2.2.       Maintenance of Properties; Insurance.........................21
   2.3.       Inspection; Lender Meeting...................................22
   2.4.       Organizational Existence.....................................22
   2.5.       Additional Environmental Covenants...........................22
   2.6.       Further Assurances...........................................22
SECTION 3.    NEGATIVE COVENANTS...........................................24
   3.1.       Indebtedness.................................................24
   3.2.       Liens and Related Matters....................................25
   3.3.       Investments..................................................27
   3.4.       Contingent Obligations.......................................28
   3.5.       Restricted Junior Payments...................................29
   3.6.       Restriction on Fundamental Changes...........................33
   3.7.       Disposal of Assets or Subsidiary Stock.......................33
   3.8.       Transactions with Affiliates.................................33
   3.9.       Conduct of Business..........................................34
   3.10.      Changes Relating to Indebtedness.............................34
   3.11.      Fiscal Year..................................................34
   3.12.      Press Release; Public Disclosure.............................34
   3.13.      Subsidiaries.................................................34
   3.14.      Scent Seal...................................................35
SECTION 4.    FINANCIAL COVENANTS/REPORTING................................35
   4.1.       Capital Expenditure Limits...................................35
   4.2.       Reserved.....................................................35
   4.3.       EBITDA.......................................................35
   4.4.       Fixed Charge Coverage........................................36
   4.5.       Total Interest Coverage......................................36
   4.6.       Total Indebtedness to EBITDA Ratio...........................36


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   4.7.       Senior Indebtedness to EBITDA Ratio..........................37
   4.8.       Financial Statements and Other Reports.......................37
   4.9.       Accounting Terms; Utilization of GAAP for Purposes of
              Calculations Under Agreement.................................40
SECTION 5.    REPRESENTATIONS AND WARRANTIES...............................41
   5.1.       Disclosure...................................................41
   5.2.       No Material Adverse Effect...................................41
   5.3.       No Conflict..................................................41
   5.4.       Organization, Powers, Capitalization and Good Standing.......41
   5.5.       Financial Statements and Projections.........................42
   5.6.       Intellectual Property........................................43
   5.7.       Investigations, Audits, Etc..................................43
   5.8.       Employee Matters.............................................43
   5.9.       Solvency.....................................................43
   5.10.      Litigation; Adverse Facts....................................43
   5.11.      Use of Proceeds; Margin Regulations..........................44
   5.12.      Color Prelude Purchase Agreement.............................44
   5.13.      Scent Seal...................................................44
SECTION 6.    DEFAULT, RIGHTS AND REMEDIES.................................44
   6.1.       Event of Default.............................................44
   6.2.       Suspension or Termination of Commitments.....................48
   6.3.       Acceleration and other Remedies..............................48
   6.4.       Performance by Agent.........................................49
   6.5.       Application of Proceeds......................................49
SECTION 7.    CONDITIONS TO LOANS..........................................49
   7.1.       Conditions to Initial Loans..................................49
   7.2.       Conditions to All Loans......................................50
SECTION 8.    ASSIGNMENT AND PARTICIPATION.................................50
   8.1.       Assignments and Participations...............................50
   8.2.       Agent........................................................52
   8.3.       Amendments, Consents and Waivers.............................57
   8.4.       Set Off and Sharing of Payments..............................58
   8.5.       Disbursement of Funds........................................58
   8.6.       Disbursements of Advances; Payment...........................58
SECTION 9.    MISCELLANEOUS................................................61
   9.1.       Indemnities..................................................61
   9.2.       Amendments and Waivers.......................................62
   9.3.       Notices......................................................62
   9.4.       Failure or Indulgence Not Waiver; Remedies Cumulative........65
   9.5.       Marshaling; Payments Set Aside...............................65
   9.6.       Severability.................................................65
   9.7.       Lenders' Obligations Several; Independent Nature of
              Lenders' Rights..............................................65
   9.8.       Headings.....................................................65
   9.9.       Applicable Law...............................................65


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   9.10.      Successors and Assigns.......................................65
   9.11.      No Fiduciary Relationship; Limited Liability.................66
   9.12.      Construction.................................................66
   9.13.      Confidentiality..............................................66
   9.14.      CONSENT TO JURISDICTION......................................67
   9.15.      WAIVER OF JURY TRIAL.........................................67
   9.16.      Survival of Warranties and Certain Agreements................68
   9.17.      Entire Agreement.............................................68
   9.18.      Counterparts; Effectiveness..................................68
   9.19.      Press Releases...............................................68
   9.20.      No Novation; Amendments to Loan Documents....................68
SECTION 10.   DEFINITIONS..................................................69
   10.1.      Certain Defined Terms........................................69
   10.2.      Other Definitional Provisions................................78

                             INDEX OF DEFINED TERMS

Defined Term                                            Defined in Section

Accounting Changes                                            ss.4.9
Additional Seller Notes                                       10.1
Adjustment Date                                               ss.1.2(A)
Affected Lender                                               ss.1.10
Affiliate                                                     ss.10.1
Agent                                                         ss.10.1
Agreement                                                     ss.10.1
AHC                                                           ss.10.1
AHC Subordinated Note                                         ss.10.1
AHC Subordinated Loan Documents                               ss.10.1
AKI Senior Notes                                              ss.10.1
AKI Senior Notes Indenture                                    ss.10.1
Asset Disposition                                             ss.10.1
Assignment and Acceptance Agreement                           ss.10.1
Bank Line Issuer                                              ss.1.1(C)(2)
Bankruptcy Code                                               ss.10.1
Base Rate                                                     ss.1.2(A)
Base Rate Loans                                               ss.1.2(A)
Borrower                                                      Preamble &ss.10.1
Borrowing Base                                                ss.1.1(B)(1)
Borrowing Base Certificate                                    ss.1.1(B)(1)
Business Day                                                  ss.10.1
Capex Limit                                                   ss.4.1
Capital Expenditures                                          ss.4.1
Capitalization/Acquisition Documents                          ss.10.1
Cash Equivalent                                               ss.3.3
Certificate of Exemption                                      ss.1.9(C)
Collateral                                                    ss.10.1
Color Prelude Acquisition                                     ss.10.1
Color Prelude Acquisition Instruments                         ss.10.1
Color Prelude Purchase Agreement                              ss.10.1
Commitment Termination Date                                   ss.1.1(B)(1)
Contingent Obligation                                         ss.3.4
Contractual Obligations                                       ss.2.1
Default                                                       ss.10.1
Defaulting Lender                                             ss.8.6(C)(1)
DLJ                                                           ss.10.1
DLJ Affiliates                                                ss.10.1
EBITDA                                                        ss.4.3
ERISA                                                         ss.10.1


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ERISA Event                                                   ss.10.1
Event of Default                                              ss.6.1
Existing Credit Agreement                                     1st Recital
Financial Model                                               ss.10.1
Fixed Charge Coverage                                         ss.4.4
Foreign Lender                                                ss.1.9(C)
Funding Date                                                  ss.7.2
Funded Revolver                                               ss.1.2(B)
GAAP                                                          ss.10.1
Heller                                                        Preamble
Holdings                                                      ss.10.1
Holdings 13 1/2% Notes                                        ss.10.1
Holdings 13 1/2% Notes Indenture                              ss.10.1
Indebtedness                                                  ss.10.1
Indemnitee                                                    ss.9.1
Intellectual Property                                         ss.5.6
Interest Period                                               ss.1.2(A)
Investment                                                    ss.3.3
IRC                                                           ss.10.1
Issuing Lender                                                ss.10.1
IST                                                           ss.10.1
Lender(s)                                                     ss.10.1
Letter of Credit Liability                                    ss.10.1
Letters of Credit                                             ss.1.1(C)
Letter of Non-Exemption                                       ss.1.9(C)
LIBOR                                                         ss.1.2(A)
LIBOR Breakage Fee                                            ss.1.3(C)
LIBOR Loans                                                   ss.1.2(A)
Lien                                                          ss.10.1
Loan(s)                                                       ss.10.1
Loan Documents                                                ss.10.1
Loan Party                                                    ss.10.1
Material Adverse Effect                                       ss.10.1
Maximum Revolving Loan Balance                                ss.1.1(B)(1)
Multiemployer Plan                                            ss.10.1
Net Proceeds                                                  ss.10.1
Note(s)                                                       ss.10.1
Obligations                                                   ss.10.1
Operating Cash Flow                                           ss.4.7
Original Closing Date                                         ss.10.1
PBGC                                                          ss.10.1
Pension Plan                                                  ss.10.1
Permitted Encumbrances                                        ss.3.2(A)
Person                                                        ss.10.1


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Plan                                                          ss.10.1
Pro Forma                                                     ss.10.1
Pro Rata Share                                                ss.10.1
Register                                                      ss.8.1(B)
Related Transactions                                          ss.10.1
Related Transactions Documents                                ss.10.1
Replacement Lender                                            ss.1.10
Reportable Event                                              ss.10.1
Requisite Lenders                                             ss.10.1
Responsible Officer                                           ss.10.1
Restatement Effective Date                                    ss.10.1
Restricted Junior Payment                                     ss.3.5
Revolving Credit Exposure                                     ss.10.1
Revolving Loan Commitment                                     ss.1.1(B)(1)
Revolving Loans                                               ss.1.1(B)(1)
Security Documents                                            ss.10.1
Subordinated Indebtedness                                     ss.10.1
Subordinated Loan Documents                                   ss.10.1
Subsidiary                                                    ss.10.1
Term Loan                                                     ss.1.1(A)
Term Loan Exposure                                            ss.10.1
Total Indebtedness                                            ss.4.7
Total Interest Coverage                                       ss.4.5

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of December 18, 2001, and entered into by and among AKI, INC., a Delaware corporation, f/k/a Arcade Marketing, Inc., f/k/a Arcade, Inc. ("Borrower"), with its principal place of business at 1815 E. Main Street, Chattanooga, Tennessee 37404, the financial institutions who are or hereafter become parties to this Agreement as "Lenders" (as defined in subsection 10.1 hereof), and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity "Heller"), with its principal place of business at 500 West Monroe Street, Chicago, Illinois 60661, as the initial "Issuing Lender" and as "Agent" (as such terms are defined in subsection
10.1 hereof).

                                R E C I T A L S:

     WHEREAS, Borrower and Heller are parties to that certain Credit Agreement dated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Existing Credit Agreement"); and

     WHEREAS, Borrower, Agent and Lenders desire to amend and restate in its entirety the Existing Credit Agreement, without constituting a novation, on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent hereby agree to amend and restate in its entirety the Existing Credit Agreement as follows:

                     SECTION 1. AMOUNTS AND TERMS OF LOANS.

     1.1. LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein:

          (A) TERM LOAN. Each Lender agrees, severally and not jointly, to lend to Borrower in one draw on the Restatement Effective Date, its Pro Rata Share of the aggregate amount of $10,000,000 (the "Term Loan"). Borrower shall repay the Term Loan through periodic payments on the dates and in the amounts indicated below (the "Scheduled Installments"):


                      Date                                 Scheduled Installment
                      ----                                 ---------------------

                      March 31, 2002                              $250,000
                      June 30, 2002                               $250,000
                      September 30, 2002                          $250,000
                      December 31, 2002                           $250,000

                      March 31, 2003                              $437,500
                      June 30, 2003                               $437,500
                      September 30, 2003                          $437,500

                      December 31, 2003                           $437,500

                      March 31, 2004                              $500,000
                      June 30, 2004                               $500,000
                      September 30, 2004                          $500,000
                      December 31, 2004                           $500,000

                      March 31, 2005                              $562,500
                      June 30, 2005                               $562,500
                      September 30, 2005                          $562,500
                      December 31, 2005                           $562,500

                      March 31, 2006                              $750,000
                      June 30, 2006                               $750,000
                      September 30, 2006                          $750,000
                      December 31, 2006                           $750,000

Amounts borrowed under this subsection 1.1(A) and repaid may not be reborrowed. Notwithstanding the foregoing, the outstanding principal balance of the Term Loan shall be due and payable in full upon termination of the Revolving Loan Commitment.

The proceeds of the Term Loan, together with other available resources, shall be applied to discharge the obligations of Borrower in respect of the Color Prelude Acquisition.

          (B)  REVOLVING LOANS.

               (1) REVOLVING LOANS. Each Lender agrees, severally and not jointly, to lend to Borrower from the Restatement Effective Date to December 31, 2006 (the "Commitment Termination Date") its Pro Rata Share of the loans requested by Borrower to be made by Lenders under this subsection 1.1(B)(1), up to an aggregate maximum for all Lenders of $20,000,000 (as the same may be reduced from time to time hereunder, the "Revolving Loan Commitment"). Advances or amounts outstanding under the Revolving Loan Commitment will be called "Revolving Loans". Revolving Loans may be repaid and reborrowed. All Revolving Loans shall be repaid in full on the Commitment Termination Date. If at any time the outstanding Revolving Loans exceed the Maximum Revolving Loan Balance, Lenders shall not be obligated to make Revolving Loans, no additional Letters of Credit shall be issued and Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess. The "Maximum Revolving Loan Balance" will be the lesser of (a) the "Borrowing Base" (as calculated on Exhibit 4.8(E), the "Borrowing Base Certificate") less outstanding Letter of Credit Liability or (b) the Revolving Loan Commitment less outstanding Letter of Credit Liability.

               (2)  RESERVED.

               (3) REQUESTS FOR REVOLVING LOANS. Revolving Loans may be requested in any amount with one (1) Business Day prior written or telephonic notice required for amounts equal to or greater than $5,000,000. For amounts less than $5,000,000, written or telephonic notice must be provided by noon Chicago time on the day on which the Loan is to be made. All LIBOR Loans require three (3) Business Days prior written notice. All Loans requested telephonically must be confirmed in writing within twenty-four (24) hours. Written notices for funding requests shall be in the form attached as Exhibit 1.1(B). Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower.

          (C) LETTERS OF CREDIT. The Revolving Loan Commitment may, in addition to advances under the Revolving Loans, be utilized, upon the request of Borrower, for (i) the issuance of standby letters of credit for the account of Borrower by Heller or any other Issuing Lender approved by Agent, (ii) the issuance of commercial letters of credit for the account of Borrower by any Issuing Lender other than Heller approved by Agent or (iii) the issuance of standby letters of credit or commercial letters of credit for the account of Borrower under risk participation agreements entered into by Heller, as Issuing Lender, with other banks or financial institutions (the letters of credit described in clauses (i), (ii) and (iii) will be referred to hereinafter collectively as "Letters of Credit"). Immediately upon the issuance by an Issuing Lender of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender with a Revolving Loan Commitment shall be deemed to have purchased from such Issuing Lender a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.

               (1) MAXIMUM AMOUNT. The aggregate amount of Letter of Credit Liability with respect to all Letters of Credit outstanding at any time shall not exceed $2,000,000.

               (2) REIMBURSEMENT. Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse any Issuing Lender on demand in immediately available funds for any amounts paid by such Issuing Lender with respect to a Letter of Credit, including all reimbursement payments, fees, charges, costs and expenses paid by Heller, as Issuing Lender, to any bank that issues Letters of Credit under a risk participation agreement (a "Bank Line Issuer"). Borrower hereby authorizes and directs Agent, at Agent's option, to debit Borrower's account (by increasing the outstanding principal balance of the Revolving Loan) in the amount of any payment made by an Issuing Lender with respect to any Letter of Credit. All amounts paid by an Issuing Lender with respect to any Letter of Credit that are not immediately repaid by Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the interest rate applicable to Revolving Loans which are Base Rate Loans plus, at the election of Agent or Requisite Lenders, an additional two percent (2.00%) per annum. Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this subsection 1.1(C)(2). In the event Agent elects not to debit Borrower's account and Borrower fails to reimburse an Issuing Lender in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Lender with a Revolving Loan Commitment of the amount of such unreimbursed payment and the accrued interest thereon and each Lender, on the next Business Day, shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds. Each Lender with a Revolving Loan Commitment hereby absolutely and unconditionally agrees to pay to each Issuing Lender upon demand by such Issuing Lender such Lender's Pro Rata Share of each payment made by such Issuing Lender in respect of a Letter of Credit and not immediately reimbursed by Borrower or satisfied through a debit of Borrower's account. Each Lender with a Revolving Loan
          Commitment acknowledges and agrees that its obligations to acquire participations pursuant to this subsection in respect of Letters of Credit and to make the payments to each Issuing Lender required by the preceding sentence are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in subsection 7.2. If any Lender fails to make available to an Issuing Lender the amount of such Lender's Pro Rata Share of any payments made by such Issuing Lender in respect of a Letter of Credit as provided in this subsection 1.1(C)(2), such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

               (3) REQUEST FOR Letters of Credit. Borrower shall give Agent at least three (3) Business Days prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby. If Agent informs Borrower that an Issuing Lender cannot issue the requested Letter of Credit directly, Borrower may request that Heller arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Heller, Borrower and the beneficiary of the requested Letter of Credit. The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit (i) supports a transaction entered into in the ordinary course of business of Borrower or one of its Subsidiaries and (ii) is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the Issuing Lender or the Bank Line Issuer asked to issue such Letter of Credit and, in the case of standby letters of credit, Agent. In the event that Borrower seeks the issuance of a Letter of Credit through a Bank Line Issuer or an Issuing Lender other than Heller, the issuance of such Letter of Credit shall be further conditioned on Borrower either maintaining an operating account with such Bank Line Issuer or other Issuing Lender or otherwise arranging to be charged directly by such Bank Line Issuer or other Issuing Lender for drawings under any such Letters of Credit and any related fees and expenses. Any notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the application or reimbursement agreement, if any, then required by the Issuing Lender or Bank Line Issuer asked to issue such Letter of Credit completed in a manner satisfactory to such Issuing Lender or Bank Line Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

               (4) EXPIRATION DATES OF LETTERS OF CREDIT. The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth
          (30th) day prior to the Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more successive one year periods provided that the Issuing Lender or Bank Line Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Termination Date. An Issuing Lender may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Lenders, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or Requisite Lenders, such Issuing Lender receives such directions prior to the date notice of non-renewal is required to be given by such Issuing Lender and such Issuing Lender has had a reasonable period of time to act on such notice.

               (5) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse an Issuing Lender for payments made in respect of Letters of Credit issued by such Issuing Lender shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement including, without limitation, the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document in any case to the extent requested or approved by Borrower; (c) the existence of any claim, set-off, defense or other right which Borrower, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any Issuing Lender, any Bank Line Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any Issuing Lender, any Bank Line Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of Borrower's obligations hereunder.

               (6) OBLIGATIONS OF ISSUING LENDERS. Each Issuing Lender (other than Heller) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to Issuing Lender. Each Issuing Lender (other than Heller) further agrees to provide to Agent: (a) a copy of each Letter of Credit issued by such Issuing Lender promptly after its issuance; (b) a weekly report summarizing available amounts under Letters of Credit issued by such Issuing Lender, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such Issuing Lender. Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrower that the absolute and unconditional obligation of Borrower hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the Issuing Lender or a Bank Line Issuer that issued such Letter of Credit. However, the foregoing shall not be construed to excuse an Issuing Lender from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by such Issuing Lender's or Bank Line Issuer's gross negligence or
          willful   misconduct   (as   determined   by  a  court  of   competent
          jurisdiction) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Agent and Lenders shall have no liability or responsibility for any action or omission by any Bank Line Issuer. It is understood and agreed by Borrower that any Issuing Lender or Bank Line Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. As between Borrower and the issuer of any Letter of Credit, Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit by, the beneficiary thereof.

          (D) NOTES. Borrower shall execute and deliver to each Lender (i) a Note to evidence the Revolving Loans, such Note to be in the principal amount of such Lender's Pro Rata Share of the Revolving Loan Commitment and
     (ii) a Note to evidence the Term Loan, such Note to be in the principal amount of such Lender's Pro Rate Share of the Term Loan. In the event of an assignment under subsection 8.1, Borrower shall, upon surrender of the assigning Lender's Notes, and at the request of the assignee or assignor issue new Notes to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

          (E) FUNDING AUTHORIZATION. The proceeds of all Loans made pursuant to this Agreement subsequent to the Restatement Effective Date are to be funded by Agent by wire transfer to the account designated by Borrower below:

                 Bank:                             Sun Trust Bank
                 ABA No.:                          061-300-419
                 Bank Address:                     734 Market Street
                                                   Chattanooga, Tennessee  37402
                 Account No.:                      0152207
                 Reference:                        Arcade Marketing, Inc.

     Borrower shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

     1.2. INTEREST AND RELATED FEES.

          (A) INTEREST. From the date the Loans are made and the date the other Obligations become due, depending upon Borrower's election from time to time, as permitted herein, to have portions of the Loans accrue interest determined by reference to the Base Rate ("Base Rate Loans") or the LIBOR ("LIBOR Loans"), the Loans and the other Obligations shall bear interest at the applicable rates set forth below:

               (1) The Revolving Loans and all other Obligations shall bear interest as follows:

                    (a) If a Base  Rate  Loan,  then at the sum of the Base Rate plus the Base Rate Margin.

                    (b) If a LIBOR Loan, then at the sum of LIBOR plus the LIBOR
               Margin.

               (2) Reserved.

          "Base Rate" means a variable rate of interest per annum equal to the greater of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or (b) the Federal Funds Effective Rate plus fifty
     (50) basis points. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the greater of (a) the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by any of the three largest banks (based on combined capital and surplus) headquartered in New York, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank) or (b) the Federal Funds Effective Rate plus fifty (50) basis points.

          "Base Rate Margin" shall mean (i) as of the Restatement Effective Date, 2.25% per annum, and (ii) thereafter, as of February 1, May 1, August 1 and November 1 of each year (each, an "Adjustment Date"), commencing on February 1, 2002, the Base Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth on Schedule 1.2 hereto corresponding to the Total Indebtedness to EBITDA Ratio for the trailing twelve month period ending on the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date (each such period, a "Calculation Period") calculated in the manner described in Exhibit 4.8(C) hereto; provided, however, that prior to the Adjustment Date commencing on August 1, 2002, the Base Rate Margin shall be adjusted only if such Total

     Indebtedness to EBITDA Ratio for the applicable Calculation Period is greater than or equal to 4.25 as of any Adjustment Date preceding such date.

          "LIBOR" means, for each Interest Period, a rate per annum equal to:

               (a) the offered rate for deposits in U.S. dollars in an amount comparable to the amount of the applicable Loan in the London interbank market which is published by the British Bankers' Association, and that currently appears on Telerate Page 3750, or any other source available to Agent, as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of the relevant Interest Period for a term comparable to such Interest Period; or if, for any reason, such a rate is not published by the British Bankers' Association on Telerate or any other source available to Agent, the rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by

               (b) a number equal to 1.0 minus the maximum  reserve  percentages
          (expressed as a decimal fraction) (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by any Lender by the Board of Governors of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%). LIBOR shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

          "LIBOR Margin" shall mean (i) as of the Restatement Effective Date, 3.50% per annum, and (ii) thereafter, as of each Adjustment Date, commencing on February 1, 2002, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth on Schedule 1.2 hereto corresponding to Total Indebtedness to EBITDA Ratio for the applicable Calculation Period; provided, however, that prior to the Adjustment Date commencing on August 1, 2002, the LIBOR Margin shall be adjusted only if such Total Indebtedness to EBITDA Ratio for the applicable Calculation Period is greater than or equal to 4.25 as of any Adjustment Date preceding such date.

          If an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Base Rate Margin or LIBOR Margin shall occur on such Adjustment Date.

          If Borrower shall fail to deliver a monthly Compliance and Pricing Certificate with respect to a month in which an Adjustment Date occurs by the date required pursuant to subsection 4.8(C), effective as of the tenth Business Day following the date on which such

     Compliance and Pricing Certificate was due for such relevant month, each applicable Base Rate Margin and each applicable LIBOR Margin shall be conclusively presumed, until the date of delivery of the relevant Compliance and Pricing Certificate, to equal the highest applicable Base Rate Margin and the highest applicable LIBOR Margin specified in the pricing table set forth on Schedule 1.2 hereto.

          Subject to paragraph (H) below, each LIBOR Loan may be obtained for a one, two, three or six month period (each being an "Interest Period"). With respect to all LIBOR Loans: (a) the Interest Period will commence on the date that the LIBOR Loan is made or the date on which a Base Rate Loan is converted into a LIBOR Loan, as applicable, or in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires, (b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day (unless the result of such extension would be to extend such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business
     Day), (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (d) no Interest Period for Revolving Loans shall extend beyond the Commitment Termination Date, (e) no Interest Period for any portion of the Term Loan shall extend beyond the date of the final Scheduled Installment thereof and (f) an Interest Period may not be selected for any portion of the Term Loan if a Scheduled Installment for such Term Loan is payable during such Interest Period and the portion of such Term Loan which constitutes a Base Rate Loan does not equal or exceed the amount of such Scheduled Installment.

          (B) COMMITMENT FEE. From the Restatement Effective Date, (1) if the Funded Revolver (as hereinafter defined) is greater than or equal to 50% of the Revolving Loan Commitment, in each case during the preceding month, Borrower shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, a fee in an amount equal to (a)(i) the Revolving Loan Commitment less (ii) the Funded Revolver, multiplied by (b) one-half of one percent (0.50%) per annum, or (2) if the Funded Revolver is less than 50% of the Revolving Loan Commitment, in each case during the preceding month, Borrower shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, a fee in an amount equal to (a)(i) the Revolving Loan Commitment less (ii) the Funded Revolver, multiplied by (b) three-quarters of one percent (0.75%) per annum. Such fee is to be paid monthly in arrears on the first day of each month. "Funded Revolver" means the sum of (i) the average daily balance of Revolving Loans plus (ii) the average daily aggregate amount of outstanding Letter of Credit Liability, in each case during the preceding month.

          (C) LETTER OF CREDIT FEE. From the Restatement Effective Date, Borrower shall pay Agent a fee for each Letter of Credit from the date of issuance to the date of termination equal to the average daily aggregate amount of outstanding Letter of Credit Liability during the preceding month multiplied by three and one-half percent (3.50%) per annum until the first Adjustment Date and thereafter by a per annum rate equal to the LIBOR Margin applicable to Revolving Loans as in effect on the date on which the fee is payable, which fee shall be payable to Agent for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares). Borrower shall also pay Agent, for the account of each Issuing Lender, a fronting fee for each Letter of Credit issued or obtained by such Issuing Lender from the date of issuance to the date of termination equal to the average daily aggregate outstanding Letter of Credit Liability with respect to such Letter of Credit during the preceding month multiplied by one quarter percent (0.25%) per annum. Such fees are to be paid monthly in arrears on the first day of each month. Borrower shall also pay or reimburse each Issuing Lender for its payment of any and all issuance, negotiation, processing or administrative fees and expenses payable under any risk participation agreement to any other issuer with respect to any Letters of Credit issued for the benefit of Borrower or any of its Subsidiaries.

          (D) COMPUTATION OF INTEREST AND RELATED FEES. Interest on all Loans and all other Obligations, including any fees set forth in this subsection 1.2, shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will also be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

          (E) DEFAULT RATE OF INTEREST. At the election of Agent or Requisite Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at a rate that is two percent (2.0%) in excess of the rates otherwise payable under this Agreement. Furthermore, at the election of Agent or Requisite Lenders during any period in which any Event of Default is continuing (1) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Base Rate Loans and (2) the LIBOR election will not be available to Borrower.

          (F) EXCESS INTEREST. Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded or applied to repayment or prepayment of principal in the manner set forth in subsection 1.5(E).

          (G) LIBOR ELECTION. All Loans made on the Restatement Effective Date shall be Base Rate Loans and shall remain so until the earlier of ten (10) days after the Restatement Effective Date or the date Agent notifies Borrower that it has completed the primary syndication of the Loans; provided, however, Borrower shall pay Agent any LIBOR Breakage Fees in connection with the completion of the primary syndication of the Loans if it occurs on or between the tenth (10th) and ninetieth (90th) days following the Restatement Effective Date. Thereafter, Borrower may request that Revolving Loans to be made be LIBOR Loans, that outstanding portions of Revolving Loans and outstanding portions of the Term Loan be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a written notice to Agent in the form of Exhibit 1.1(B). Once given, and except as provided in subsection 1.2(H), a LIBOR Loan request shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Loan request submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than eight (8) LIBOR Loans outstanding at any one time. Loans which are not the subject of a LIBOR Loan request shall be Base Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each LIBOR Loan request received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

          (H) INABILITY TO DETERMINE LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Agent shall determine or be notified in writing by Requisite Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Agent shall promptly provide notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders). In such event (1) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (2) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan and (3) the obligations of Lenders to make LIBOR Loans shall be suspended until Agent or Requisite Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Agent upon the instructions of Requisite Lenders, shall so notify Borrower and Lenders.

          (I) ILLEGALITY. Notwithstanding any other provisions hereof, if any law, rule, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Agent, Borrower and the other Lenders. In such an event, (1) the commitment of such Lender to make LIBOR Loans or convert Base Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender's outstanding LIBOR Loans shall be converted automatically to Base Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.

          (J)  RESERVED.


     1.3. OTHER FEES AND EXPENSES.

          (A) CERTAIN FEES.Borrower shall pay to Heller, individually, the fees specified in that certain letter agreement dated the date of this Agreement between Borrower and Heller in the amounts and at the times specified therein.

          (B)  RESERVED.

          (C) LIBOR BREAKAGE FEE.Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower's delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise, but other than a conversion requested pursuant to subsection 1.2(I)), Borrower shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount (the "LIBOR Breakage Fee") equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

          (D)  RESERVED.

          (E) EXPENSES AND ATTORNEYS FEES. Borrower agrees to promptly pay all fees, costs and expenses (including reasonable attorneys' fees and expenses incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. The reasonable attorneys' fees, cost and expenses of attorneys may include allocated costs of internal counsel unless objected to by Borrower, in which event any such work proposed to be performed by internal counsel may be performed by external counsel at Borrower's expense. Borrower agrees to pay promptly all fees, costs and expenses (including reasonable attorneys' fees and expenses incurred by Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrower or any other Loan Party. All fees, costs and expenses for which Borrower is responsible under this subsection 1.3(E) shall be deemed part of the Obligations when incurred, payable in accordance with the final two sentences of subsection
     1.4 and secured by the Collateral.

     1.4. PAYMENTS. All payments by Borrower of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate in writing.

                           ABA No. 0710-0001-3

                           Account Number 55-00540
                           Bank One, N.A.
                           1 Bank One Plaza
                           Chicago, IL 60670
                           Reference:  Heller Corporate Finance
                                       for the benefit of AKI, Inc.

     Borrower shall receive credit on the day of receipt for funds received by Agent by 1:00 p.m. Chicago time. In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

     Borrower hereby authorizes Lenders to make Revolving Loans, on the basis of their Pro Rata Shares, for the payment of Scheduled Installments, interest, commitment fees, Letter of Credit fees, LIBOR Breakage Fees, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Liability pursuant to subsections 1.5(F) or 6.3. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable to Agent pursuant to subsections 1.3(A) and (E) or elsewhere in any Loan Document may be debited to the Revolving Loan after thirty
(30) days notice. After the occurrence and during the continuance of an Event of Default, no notice will be required.

     1.5.  PREPAYMENTS; REPAYMENTS.

          (A)  VOLUNTARY  PREPAYMENTS  OR  REPAYMENTS  OF  LOANS.  At any  time,
     Borrower may prepay the Loans, in whole or in part, without premium or penalty subject to the payment of LIBOR Breakage Fees, if applicable. Prepayments of the Term Loan and repayments of the Revolving Loans shall be applied in accordance with subsection 1.5(E) or as otherwise may be agreed by Requisite Lenders. Prepayments or repayments of Revolving Loans may be reborrowed. At any time and from time to time after 180 days following the Restatement Effective Date, Borrower may permanently reduce the Revolving Loan Commitments, without premium or penalty, provided all of the following conditions are satisfied:

               (1) Borrower shall provide Agent with at least five (5) Business Days written notice of its intent to reduce a Revolving Loan Commitment, such notice to specify the amount of the reduction and the Revolving Loan Commitment to be reduced;

               (2) no Default or Event of Default has occurred and is continuing or would arise as a result of such reduction;

               (3) such reduction shall be in an amount not less than $250,000 or $50,000 increments thereof; and

               (4) after giving effect to such reduction, the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of the Revolving Loans by not less than $5,000,000.

          (B) PREPAYMENTS FROM EXCESS CASH FLOW. Within one hundred (100) days after the end of each of its fiscal years commencing with the fiscal year ended June 30, 2003, Borrower shall prepay the Term Loan in an amount equal to (i) fifty percent (50%) of the Excess Cash Flow for such fiscal year, if the Total Indebtedness to EBITDA Ratio for the trailing twelve month period ending on the last day of such fiscal year is less than 3.50, or (ii) seventy-five percent (75%) of the Excess Cash Flow for such fiscal year, if the Total Indebtedness to EBITDA Ratio for the trailing twelve month period ending on the last day of such fiscal year is greater than or equal to
     3.50. The calculation shall be based on the audited financial statements for Borrower and determined pursuant to Exhibit 1.5(B). The payments shall be applied in accordance with subsection 1.5(E). After the Term Loan has been paid in full, no prepayments from Excess Cash Flow will be required under this subsection.

          (C) PREPAYMENTS FROM ASSET DISPOSITIONS. Immediately upon receipt of any Net Proceeds in excess of $500,000 for any single transaction or series of related transactions within a period of twelve consecutive months, Borrower shall repay the outstanding principal balance of the Revolving Loan by an amount equal to the amount of any reduction in the Borrowing Base attributable to the Asset Disposition giving rise to such Net Proceeds to the extent that any such reduction would result in the outstanding principal balance of the Revolving Loans exceeding the Maximum Revolving Loan Balance. Borrower or any Subsidiary may reinvest all remaining Net Proceeds of such Asset Disposition, within one hundred eighty (180) days, in productive fixed assets of a kind then used or usable in the business of Borrower; provided that, to the extent such productive fixed assets were acquired by Borrower within ninety (90) days prior to the receipt of such Net Proceeds, such Net Proceeds shall be deemed to be invested in such productive fixed assets for purposes of this subsection. If Borrower does not intend to so invest or reinvest such Net Proceeds or if the periods set forth in the immediately preceding sentence expire without Borrower having invested or reinvested such Net Proceeds, Borrower shall prepay the Loans in an amount equal to such remaining Net Proceeds of such Asset Disposition. The payments shall be applied in accordance with subsection 1.5(E).

          (D) PREPAYMENTS FROM ISSUANCE OF SECURITIES. Promptly (but in any event within thirty (30) days) upon the receipt by Holdings, Borrower or any of its Subsidiaries of the proceeds of the issuance of equity securities (other than (1) proceeds of the issuance of equity securities by Holdings or Borrower received on or before the Restatement Effective Date,
     (2) proceeds from the issuance of equity securities to members of the management of AHC, Holdings or Borrower, (3) proceeds of the issuance of equity securities to Borrower or any Subsidiary of Borrower, (4) proceeds from the issuance of equity securities by Holdings or Borrower to the extent such proceeds are used or to be used (with prior notice to Agent of such intention) for the purchase or repurchase, as applicable, of certain of the Holdings 13 1/2% Notes and/or AKI Senior Notes as permitted under subsection 3.5(H) and (5) proceeds from the issuance of equity securities by Borrower or any Subsidiary of Borrower to the extent such proceeds are used or to be used (with prior notice to Agent of such intention) to consummate an acquisition permitted under subsection 3.3(F)), Borrower shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and all other transaction costs associated therewith. The payments shall be applied in accordance with subsection 1.5(E).

          (E)  APPLICATION OF PROCEEDS; REPAYMENTS.

               (1) With respect to the mandatory prepayments described in subsections 1.5(B), 1.5(C) (other than any amount applied to the Revolving Loans as a result of the reduction of the Borrowing Base as specified therein) and 1.5(D), such prepayments shall first be applied in payment of the Term Loan pro rata against all remaining Scheduled Installments (provided that, if any such prepayment is due within sixty (60) days prior to the due date of a Scheduled Installment, such prepayment shall be applied first to reduce the amount of such Scheduled Installment and second, the remainder, if any, shall be applied pro rata against all remaining Scheduled Installments) and, at any time after the Term Loan shall have been prepaid in full, such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans, without a permanent reduction in the Revolving Loan Commitment.

               (2) Voluntary prepayments of the Term Loan shall be applied pro rata against all remaining Scheduled Installments; provided that, if any such prepayment is due within sixty (60) days prior to the due date of a Scheduled Installment, such prepayment shall be applied first to reduce the amount of such Scheduled Installment and second, the remainder, if any, shall be applied pro rata against all remaining Scheduled Installments.

               (3) Voluntary repayments of the Revolving Loans shall be applied to reduce the outstanding principal balance of the Revolving Loans without a permanent reduction in the Revolving Loan Commitment.

               (4) Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Base Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR Breakage Fee.

          (F) LETTER OF CREDIT LIABILITY.In the event any Letters of Credit are outstanding at the time that Borrower prepays the Obligations or terminates the Revolving Loan Commitment, Borrower shall (1) deposit with Agent for the benefit of all Lenders with a Revolving Loan Commitment cash in an amount equal to 102% of the aggregate outstanding Letter of Credit Liability to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fee payable under subsection 1.2(C) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower.

     1.6. MATURITY. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of the Credit Agreement. Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated or otherwise secured to the satisfaction of Agent, Agent shall be entitled to retain the security interests in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.

     1.7. LOAN ACCOUNTS. Agent will maintain loan account records for (a) all Loans, interest charges and payments thereof, (b) all Letter of Credit Liability, (c) the charging and payment of all fees, costs and expenses and (d) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders; provided that any failure by Agent to so record shall not limit or affect the Borrower's obligation to pay. Within five (5) days of the first of each month, Agent shall provide a statement for each loan account setting forth the principal of each account and interest due thereon. Borrower must deliver a written objection within sixty (60) days after receipt of the statement or the statement will be presumptive evidence of the Obligations absent manifest error. Notwithstanding anything in this Agreement to the contrary, during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to thereafter apply payments in any manner it deems appropriate.

     1.8. YIELD PROTECTION.

          (A) CAPITAL ADEQUACY AND OTHER ADJUSTMENTS. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided that Borrower shall not be liable for the payment of any amount described in this subsection to the extent such amount is incurred prior to the 180th day preceding the date on which Borrower received notice from such Lender of such amount, provided further, that if such law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or other order is retroactive, then the 180 day period shall be extended to include the period of retroactive effect. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (B) INCREASED LIBOR FUNDING COSTS. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrower shall from time to time within fifteen (15) days after notice and demand from Agent (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost; provided that Borrower shall not be liable for the payment of any amount described in this subsection to the extent such amount is incurred prior to the 180th day preceding the date on which Borrower received notice from such Lender of such amount, provided further, that if such law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or other order is retroactive, then the 180 day period shall be extended to include the period of retroactive effect. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

     1.9. TAXES.

          (A) NO DEDUCTIONS. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all interest penalties or additions to tax with respect thereto of any nature whatsoever imposed by any taxing authority, excluding
     (i) with respect to each Lender or Agent, taxes imposed on its income, and franchise or branch profit taxes imposed on it, by a jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or in which its principal executive office or applicable lending office is located and (ii) with respect to each Lender or Agent, taxes imposed by reason of any present or former connection between such Lender or Agent (as the case may be) and the jurisdiction imposing such taxes, other than solely as a result of this Agreement, or any Note or any transaction contemplated hereby (the non-excluded taxes are hereinafter referred to as "Indemnifiable Taxes"). If Borrower shall be required by law to deduct any Indemnifiable Taxes from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

          (B) CHANGES IN TAX LAWS. In the event that, subsequent to the Restatement Effective Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

               (a) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes or franchise or branch profit taxes imposed in lieu of net income taxes, imposed generally by foreign, federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income (including franchise or branch profit taxes) of Agent or such Lender); or

               (b)  reserved;

     and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall from time to time within fifteen (15) days after notice and demand from Agent (together with the certificate referred to in the last sentence of this paragraph) pay to Agent, for the account of all such affected Lenders, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents; provided that Borrower shall not be liable for the payment of any amount described in this subsection to the extent such amount is incurred prior to the 180th day preceding the date on which Borrower received notice from such Lender of such amount, provided further, that if any of the items described in clauses (1), (2) or (3) of the first sentence of this subsection 1.9(B) is retroactive, then the 180 day period shall be extended to include the period of retroactive effect. If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

          (C) FOREIGN LENDERS. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent in duplicate, prior to becoming a Lender under this Agreement, (1) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such

     Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Each Foreign Lender that becomes a Lender under this Agreement that has provided a Certificate of Exemption prior to becoming a Lender hereunder shall provide to Agent and Borrower, within fifteen (15) days prior to the date the existing Certificate of Exemption expires or if such Certificate of Exemption becomes invalid, a new Certificate of Exemption to the extent it is then able to do so. If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

          (D) TAX REFUNDS. If a Lender or Agent (as the case may be) determines that it has actually received a refund or otherwise obtained and used a reduction of, or credit against, its tax liabilities in any taxable year in connection with an Indemnifiable Tax indemnified by the Borrower or with respect to which the Borrower has paid additional amounts under this section 1.9, it shall pay to Borrower an amount equal to Lender's or Agent's determination of the net after-tax value to Lender or Agent (as the case may be) of such part of such refund, credit or other reduction as Lender or Agent (as the case may be) considers, in its sole discretion, to be allocable to such payment by Borrower; provided, however that if Lender or Agent (as the case may be) has made a payment to Borrower pursuant to this section 1.9(D) and the applicable refund, credit, or other reduction in Tax is subsequently disallowed, Borrower shall, promptly upon request by Lender or Agent in writing, refund to Lender or Agent that portion of such payment determined by Lender or Agent, in its sole discretion, to be attributable to the disallowed refund, reduction or credit and provided further that (x) nothing contained in this section 1.9(D) shall interfere with Lender's or Agent's right to arrange its tax affairs in whatever manner it deems fit or (y) Lender or Agent (as the case may be) shall not be obliged to disclose any information concerning its tax affairs.

     1.10. OPTIONAL PREPAYMENT/REPLACEMENT OF LENDERS. Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender for payment pursuant to subsection 1.8 or 1.9 or, as provided in subsection 8.3(C), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders (any such Lender demanding such payment or refusing to so consent being referred to herein as an "Affected Lender"), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

          (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its commitments hereunder within ninety (90) days following notice of Borrower's intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of subsection 8.1, provided that Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to subsection 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to subsection 1.8 or 1.9, paid all amounts required to be paid to such Affected Lender pursuant to subsection 1.8 or 1.9 through the date of such sale and assignment; or

          (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment.

                       SECTION 2. AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and termination of the obligations of Lenders with respect to all Letters of Credit, Borrower shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, all covenants in this Section 2 applicable to such Person.

     2.1. COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Borrower will (a) comply with and cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or its Subsidiaries are now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of Borrower or such Subsidiary, as applicable other than (1) those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which would not have, either individually or in the aggregate, a Material Adverse Effect or (2) those laws, rules, regulations, orders and Contractual Obligations being contested in good faith by appropriate proceedings diligently prosecuted; provided such contest would not have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and will cause each of its Subsidiaries to maintain or obtain, all licenses, qualifications and permits now held or hereafter required to be held by Borrower and its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, would not have a Material Adverse Effect. This subsection 2.1 shall not preclude the Borrower or any Subsidiary from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP. Borrower represents and warrants that, it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority and all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such governmental authorities or such Contractual Obligations the noncompliance with which would not have a Material Adverse Effect and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits required to be maintained by Borrower and its Subsidiaries except (x) where the failure to maintain would not have a Material Adverse Effect or (4) where being contested in good faith by appropriate proceeding diligently prosecuted, provided such contest does not have, either individually or in the aggregate, a Material Adverse Effect.

     "Contractual Obligations," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transactions Documents.

     2.2. MAINTENANCE OF PROPERTIES; INSURANCE. Borrower will maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. Borrower will maintain commercially reasonable business interruption insurance. Borrower shall cause Agent, pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to Agent, to be named as lender's loss payee in the case of casualty insurance, additional insured in the case of all liability insurance and assignee in the case of all business interruption insurance, in each case for the benefit of Agent and Lenders. Borrower represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance, provided that Agent will use reasonable efforts to cooperate with Borrower in obtaining such insurance at commercially reasonable rates. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

     2.3. INSPECTION; LENDER MEETING. Upon reasonable notice to the Chairman of Borrower and at Agent's expense (unless an Event of Default exists, in which event the same shall be at Borrower's expense), Borrower shall with reasonable frequency (and in any event on no less than one occasion per calendar year) permit a reasonable number of authorized representatives of Agent and Lenders to examine and make copies of and abstracts from the records and books of account of, and to visit and inspect the properties of, Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with a Responsible Officer of Borrower and independent accountants of Borrower and its Subsidiaries; provided that if an Event of Default exists, Borrower shall permit Agent, Lenders and their authorized representatives to examine and make copies of and abstracts from the records and books of account of, to visit and inspect the properties of, and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with a Responsible Officer of Borrower and independent accountants of Borrower or its Subsidiaries without observing the procedures set forth above. Agent's delivery of an executed copy of this Agreement to Borrower's independent public accounts (to which Borrower hereby consents) shall constitute Borrower's consent to its independent public accountants to engage in such discussions.

     2.4. ORGANIZATIONAL EXISTENCE. Except as otherwise permitted by subsection 3.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

     2.5. ADDITIONAL ENVIRONMENTAL COVENANTS. Without limitation of the provisions of subsection 2.1 hereof, Borrower shall, as soon as reasonably practicable but in no event later than one hundred fifty (150) days after the Restatement Effective Date, demonstrate, to the reasonable satisfaction of Agent, that IST and its operations are in compliance with (including maintaining all applicable licenses and permits):

          (A) the Maryland  Department of Environment laws, rules,  regulations,
     orders  and  requirements  regarding  air  emissions,   including,  without
     limitation, maximum emissions of volatile organic compounds; and

          (B) the Maryland Department of Public Works laws, rules, regulations, orders and requirements regarding wastewater discharge, including, in any event, the installation of a control system to monitor the pH level of wastewater discharge and establishment and adherence to a wastewater monitoring plan to test on a semi-weekly basis the pH level of wastewater discharge.

     2.6. FURTHER ASSURANCES.

          (A)  Subject  to the  limitations  set  forth  in  subsection  2.6(E),
     Borrower shall and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

          (B) Subject to the limitations set forth in subsection 2.6(E), in the event any Loan Party acquires an ownership interest in real property after the Restatement Effective Date, Borrower shall and shall cause each Loan Party to deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent and are consistent with requirements imposed with respect to real property interests of such Loan Parties on the Original Closing Date or any time thereafter.

          (C) Subject to the limitations set forth in subsection 2.6(E), Borrower shall (i) cause each Person, upon its becoming a Subsidiary of Borrower, promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations and (ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the equity securities of such Subsidiary to secure the Obligations. The documentation for such guaranty and security shall be substantially similar to the Loan Documents executed on the Original
     Closing Date or any time thereafter with such modifications as are reasonably requested by Agent.

          (D) Subject to the limitations set forth in subsection 2.6(E), in the event Borrower or its Subsidiaries acquires a leasehold interest in real property after the Restatement Effective Date, Borrower shall and shall cause such Subsidiary to deliver to Agent a fully executed assignment of leases or leasehold deed of trust (as Agent shall reasonably request after consideration of the materiality of such leasehold interest), in favor of Agent, for the benefit of Agent and Lenders, with respect to the lease governing such leasehold interest, in form and substance satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Agent (after consideration of the materiality of such leasehold interest) and are consistent with requirements imposed with respect to the leasehold interests in real property of such Persons on the Original Closing Date or any time thereafter, and Borrower shall or shall cause such Subsidiary to use its best efforts to deliver to Agent a fully executed landlord waiver and, if requested by Agent, mortgagee waiver, with respect to such leasehold interest, in each case in form and substance satisfactory to Agent.

          (E) Notwithstanding anything to the contrary contained in this subsection 2.6, with respect to any Subsidiary that is "foreign" as defined in Section 7701(a)(5) of the IRC (a "Foreign Subsidiary"), (i) Borrower or its Subsidiaries shall not be required to pledge greater than 100% of the non-voting equity securities of such Foreign Subsidiary owned by such Person or 66% of the voting equity securities of such Foreign Subsidiary owned by such Person to secure the Obligations if doing so would result in adverse tax consequences to Borrower of such Subsidiary and (ii) such Foreign Subsidiary shall not be required to execute any Security Documents or guarantees with respect to the Obligations if doing so would result in adverse tax consequences to Borrower or such Foreign Subsidiary.


                         SECTION 3. NEGATIVE COVENANTS.

     Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and termination of the obligations of Lenders with respect to all Letters of Credit, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this
Section 3 applicable to such Person.

     3.1. INDEBTEDNESS. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation) except:

          (A) the Obligations;

          (B) intercompany Indebtedness among Borrower and its Subsidiaries; provided that (i) if Borrower is the obligor, the obligations of Borrower shall be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise), (ii) if the intercompany Indebtedness is among Borrower and its foreign Subsidiaries, the aggregate principal amount outstanding from time to time shall not exceed $5,000,000 and (iii) upon the request of Agent at any time, such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations;

          (C) reserved;

          (D) to the extent permitted under the AKI Senior Notes Indenture and the Holdings 13 1/2% Notes Indenture, unsecured subordinated Indebtedness evidenced by Additional Seller Notes and unsecured purchase money Indebtedness in an aggregate principal amount outstanding from time to time not to exceed $7,500,000;

          (E)  unsecured  Indebtedness  evidenced  by the AKI Senior Notes in an
     aggregate   principal  amount  not  to  exceed  $103,510,000  at  any  time outstanding after the Restatement Effective Date;

          (F) to the extent permitted under the AKI Senior Notes Indenture and the Holdings 13 1/2% Notes Indenture, unsecured subordinated Indebtedness evidenced by the AHC Subordinated Note in an aggregate principal amount outstanding from time to time not to exceed $10,000,000, issued pursuant to the AHC Subordinated Loan Documents;

          (G) to the extent permitted under the AKI Senior Notes Indenture and the Holdings 13 1/2% Notes Indenture, unsecured Indebtedness not permitted under clauses (A) through (F) above in an aggregate principal amount outstanding from time to time not to exceed $3,000,000.

     3.2. Liens and Related Matters.

          (A) No Liens. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

          "Permitted Encumbrances" means the following:

               (1) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings diligently prosecuted and if appropriate expense provisions have been recorded in conformity with GAAP;

               (2) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such Liens, provided that appropriate provisions shall have been established therefore in accordance with GAAP;

               (3) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (4) deposits, in an aggregate amount not to exceed $500,000, made in the ordinary course of business to secure liability to insurance carriers;

               (5) reserved;

               (6) any attachment or judgment Lien not constituting an Event of Default under subsection 6.1(H);

               (7) leases or subleases granted to others not interfering in any material respect with the business of Borrower or any of its Subsidiaries;

               (8) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

               (9) any interest or title of a lessor or sublessor under any lease;

               (10) Liens arising from filing financing statements regarding leases not prohibited by this Agreement;

               (11) bankers' liens on bank accounts of Borrower or any of its Subsidiaries but only to the extent such Liens are permitted by, and such bank accounts are continuously subject to, deposit account control agreements or a risk participation agreement with a Bank Line Issuer;

               (12) Liens in favor of Agent, for the benefit of Agent and Lenders;

               (13) Liens granted to the issuer/seller of reverse repurchase agreements, provided such Liens encumber only the securities subject to such reverse repurchase agreement; and

               (14) Liens existing on the Restatement Effective Date and renewals and extensions thereof, which Liens are set forth on Schedule 3.2(A)(14) hereto.

     (B) NO NEGATIVE PLEDGES. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents, the Holdings 13 1/2% Notes Indenture, the AKI Senior Notes Indenture and the Subordinated Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, other than Permitted Encumbrances.

     (C) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER. Except as provided herein, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any other Subsidiary; (2) pay any Indebtedness owed to Borrower or any other Subsidiary;
(3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary, except for any customary restrictions on assets to be sold pursuant to any agreement for the sale of such assets to the extent permitted under this Agreement.

     3.3. INVESTMENTS. Except as permitted by subsection 3.5(H), Borrower will not and will not permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person except:

          (A) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

          (B) Borrower and its Subsidiaries may make intercompany loans to the extent permitted under subsection 3.1(A);

          (C) Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding;

          (D) Borrower and its Subsidiaries may make capital contributions to their wholly-owned domestic Subsidiaries; and

          (E) IST may consummate the Color Prelude Acquisition in accordance with the terms of the Color Prelude Acquisition Instruments on the Restatement Effective Date; and

          (F) Borrower and its Subsidiaries may make acquisitions (including acquisitions of other businesses or business units or product lines and patents, licenses or other individual assets of another Person) and may make Investments in joint ventures; provided that (1) the aggregate consideration paid by Borrower or its Subsidiary in connection with such Investment is less than or equal to $5,000,000, (2) at the time of such Investment, no Default or Event of Default shall exist and be continuing or arise as a result thereof (including, without limitation, subsection 3.9),
     (3) after giving effect to such Investment, the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $3,000,000 and (4) Borrower and its Subsidiaries comply with subsection 2.6 with respect to such Investment.

          "Investment"  means  (i) any  direct  or  indirect  purchase  or other acquisition by Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decrease in value, or write ups, write downs or write offs with respect to such Investment.

          "Cash Equivalents" means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from Standard & Poor's Ratings Group ("S&P") or at least P-1 from Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through
     (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody's.

     3.4. CONTINGENT OBLIGATIONS. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except:

          (A) Letter of Credit Liability;

          (B) those arising under the Security Documents;

          (C) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (D) those existing on the Restatement  Effective Date and described in
     Schedule 3.4 annexed hereto;

          (E) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

          (F)  those   arising  with   respect  to   customary   indemnification
     obligations incurred in connection with Asset Dispositions;

          (G) those incurred in the ordinary course of business with respect to surety and appeal bonds, return-of-money bonds and other similar obligations not exceeding at any time outstanding $100,000 in aggregate liability;

          (H) those incurred in the ordinary course of business with respect to performance bonds not exceeding at any time outstanding $3,000,000 in aggregate liability;

          (I)  those  incurred  with  respect  to   Indebtedness   permitted  by
     subsection 3.1 provided that (i) any guaranty of Indebtedness that is subordinated to the Obligations shall be subordinated to the same extent and (ii) in no event may Subsidiaries of Borrower guaranty the obligations of Borrower with respect to Indebtedness permitted pursuant to subsections 3.1(D), 3.1(E), 3.1(F) or 3.1(G) unless Agent, for the benefit of Agent and Lenders, shall have received a first priority pledge of one hundred percent (100%) of the issued and outstanding capital stock of such Subsidiaries and such Subsidiaries shall have guaranteed the Obligations and granted security interests in their real, personal and mixed property in accordance with subsection 2.6;

          (J) those incurred with respect to foreign exchange contracts and currency swap agreements, the notional amount of which does not exceed $10,000,000 (U.S. Dollars) in the aggregate at any time;

          (K) those incurred by Borrower in respect of unsecured obligations of its Subsidiaries incurred in the ordinary course of business and not otherwise prohibited by this Agreement; and

          (L) any other Contingent Obligation not expressly permitted by clauses
     (A) through (K) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $750,000.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefore, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

     3.5. RESTRICTED JUNIOR PAYMENTS. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

          (A) Borrower may make payments and distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided, however, Borrower's contribution to taxes as a result of the filing of a consolidated return by Holdings shall not be greater, nor the receipt of tax benefits less, then they would have been had Borrower not filed a consolidated return with Holdings;

          (B) Subsidiaries of Borrower may make Restricted Junior Payments to Borrower;

          (C) Borrower may make payments and distributions to Holdings, not to exceed $100,000 in the aggregate in any fiscal year, to permit Holdings to pay board of director fees and expenses and other out-of-pocket expenses;

          (D) Borrower and its Subsidiaries may make required payments with respect to the Additional Seller Notes, provided that at the time of such payment and after giving effect thereto, no Default or Event of Default exists or would arise as a result thereof;

          (E) Borrower may make payments and distributions to Holdings solely to permit Holdings to redeem from officers, directors and employees of Holdings, the Borrower or Subsidiaries of the Borrower (or their heirs or estates) shares of Holdings capital stock, provided that all of the following conditions are satisfied:

               (i)  no  Default  or  Event  of  Default  has   occurred  and  is
                    continuing or would arise as a result of such Restricted Junior Payment or redemption;

               (ii) after  giving  effect  to such  Restricted  Junior  Payment,
                    Borrower is in compliance on a pro forma basis with the financial covenants set forth in Section 4, recomputed for the most recent month for which financial statements have been delivered;

               (iii)the aggregate  amount of Restricted  Junior  Payments  under this subsection 3.5(E) permitted (x) in any fiscal year of Borrower shall not exceed $500,000 and (y) from and after the Restatement Effective Date, shall not exceed $1,500,000; and

               (iv) after giving effect to such Restricted  Junior Payment,  the
                    Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $3,000,000;

          (F) Provided no Default or Event of Default has occurred and is continuing, Borrower may make payments and distributions to Holdings solely to permit Holdings to pay, without duplication of any amounts paid by Borrower, the management, advisory, consulting or other similar fee to DLJ described in subsection 3.8(a);

          (G) Borrower may make scheduled interest and principal payments on account of the AHC Subordinated Note, provided that all of the following conditions are satisfied:

               (i)  no  Default  or  Event  of  Default  has   occurred  and  is
                    continuing or would arise as a result of any such Restricted Junior Payment;

               (ii) after giving effect to any such  Restricted  Junior Payment,
                    Borrower is in compliance on a pro forma basis with the financial covenants set forth in Section 4, recomputed for the most recent month for which financial statements have been delivered; and

               (iii)after giving effect to any such  Restricted  Junior Payment, the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $3,000,000;

          (H) Borrower may purchase or repurchase certain of the AKI Senior Notes, or make dividend payments or distributions to Holdings solely to permit Holdings to purchase or repurchase certain of the Holdings 13 1/2% Notes, provided that, in each case, all of the following conditions are satisfied:

               (i)  no  Default  or  Event  of  Default  has   occurred  and  is
                    continuing or would arise as a result of any such Restricted Junior Payment, purchase or repurchase;

               (ii) after giving effect to any such  Restricted  Junior Payment,
                    Borrower is in compliance on a pro forma basis with the financial covenants set forth in Section 4, recomputed for the most recent month for which financial statements have been delivered;

               (iii)after giving effect to any such  Restricted  Junior Payment, the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $3,000,000; and

               (iv) the aggregate cost of all purchases or repurchases after the
                    Restatement Effective Date pursuant to this clause (H) of subsection 3.5 shall not exceed $10,000,000; and

          (I) Borrower may make dividend payments or distributions to Holdings solely to permit Holdings to make scheduled cash payments of interest on the Holdings 13 1/2% Notes, provided that all of the following conditions are satisfied:

               (i) Borrower shall provide written notice to Agent that the proceeds of the Revolving Loan are to be used to make distributions to Holdings to pay scheduled cash payments of interest on the Holdings 13 1/2% Notes;

               (ii) no  Default  or  Event  of  Default  has   occurred  and  is
                    continuing or would arise as a result of any Restricted Junior Payment;

               (iii)after giving effect to any such  Restricted  Junior Payment,
                    Borrower is in compliance on a pro forma basis with the financial covenants set forth in Section 4, recomputed for the most recent month for which financing statements have been delivered; and

               (iv) after giving effect to any such  Restricted  Junior Payment, the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of the Revolving Loans by not less than $3,000,000.

               "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock of the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Subsidiaries now or hereafter outstanding;
          (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, repurchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations including, without limitation, the Indebtedness incurred pursuant to the AHC Subordinated Loan Documents, or any Indebtedness evidenced by the Holdings 13 1/2% Notes; (iv) any payment or prepayment of principal, premium, if any, redemption, conversion, exchange, purchase, repurchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness evidenced by the AKI Senior Notes; and (v) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Subsidiaries now or hereafter outstanding.

     3.6. RESTRICTION ON FUNDAMENTAL CHANGES. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its organizational documents, including without limitation its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement unless required by law, other than such immaterial amendments or modifications which do not and will not adversely affect Agent, or the ability of Agent to enforce the rights and remedies of Agent and Lenders under the Loan Documents or to realize upon the Collateral or which otherwise would have a
Material Adverse Effect; (b) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days prior written notice to Agent, any wholly-owned Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other wholly-owned domestic Subsidiary of Borrower; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person other than as permitted under subsections 3.3(E) and 3.3(F).

     3.7. DISPOSAL OF ASSETS OR SUBSIDIARY STOCK. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for
(a) sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $5,000,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year of Borrower does not exceed $5,000,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) if the consideration received is greater than $1,000,000, not less than 75% of such consideration received is in cash; (iv) the Net Proceeds of such Asset Disposition are applied as required by subsection 1.5(C); (v) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions of this Agreement; and (vi) no Default or Event of Default then exists or would result from such Asset Disposition.

     3.8. TRANSACTIONS WITH AFFILIATES. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of any Loan Party (excluding the payment of compensation, bonuses and other incentive compensation in the ordinary course of business to officers and other employees in the ordinary course of business for actual services rendered), except (a) without duplication of amounts which may be paid by Holdings, payment of a management, advisory, consulting or other similar fee to DLJ not to exceed, in the aggregate, $250,000 per year, payable quarterly in arrears on the first day of each quarter, commencing

January 1, 2002, (b) to make any Restricted Junior Payments permitted under subsection 3.5, (c) to enter into and perform their respective obligations under arrangements with DLJ for underwriting, investment banking and advisory services on standard and customary terms and conditions which are disclosed in writing to Agent, (d) as set forth in Schedule 3.8 or (e) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, no payments may be made with respect to the management, advisory, consulting or other similar fee described in clause (a) of this subsection upon the occurrence and during the continuation of a Default or an Event of Default.

     3.9. CONDUCT OF BUSINESS. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to engage in any business other than businesses of the type described on Schedule 3.9.

     3.10. CHANGES RELATING TO INDEBTEDNESS. Borrower will not and will not permit any of its Subsidiaries or AHC directly or indirectly to change or amend the terms of any of the Indebtedness evidenced by the AHC Subordinated Note or the Additional Seller Notes or any other Subordinated Indebtedness if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness;
(b) accelerate the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness; (c) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (d) change the prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Subsidiaries or Lenders.

     3.11. FISCAL YEAR. Borrower will not and will not permit any of its Subsidiaries to change its fiscal year without Agent's consent which shall not be unreasonably withheld.

     3.12. PRESS RELEASE; PUBLIC DISCLOSURE. Borrower will not and will not permit any of its Subsidiaries to issue any press release or other public disclosure using the name of General Electric Capital Corporation, Agent or any Lender or any of their respective Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Agent and the applicable Lender and without the prior written consent of Agent and the applicable Lender unless (and only to the extent that) Borrower or such Subsidiary is required to do so under law or regulation and then, in any event, Borrower or such Subsidiary will consult with Agent and the applicable Lender before issuing such press release or other public disclosure (other than in connection with periodic reports filed with the SEC).

     3.13. SUBSIDIARIES. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary without at least five (5) days' prior written notice to Agent and compliance with the terms of subsection
2.6 of this Agreement.

     3.14. SCENT SEAL. Borrower will not permit Scent Seal, Inc., a California corporation, to employ any employees, acquire any assets, incur any obligations (other than franchise taxes payable in the ordinary course of business) or conduct any business activity.

                   SECTION 4. FINANCIAL COVENANTS/REPORTING.

     Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and termination of the Obligations of Lenders with respect to all Letters of Credit, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this
Section 4 applicable to such Person.

     4.1. CAPITAL EXPENDITURE LIMITS. The aggregate amount of all Capital Expenditures of Borrower and its Subsidiaries in any fiscal year set forth below will not exceed the amount set forth below (the "Capex Limit") for such fiscal year.

              Fiscal Year Ending                                    Amount
              ------------------                                    ------
                June 30, 2002                                     $4,000,000
                June 30, 2003                                     $4,500,000
                June 30, 2004                                     $4,500,000
                June 30, 2005                                     $4,500,000
                June 30, 2006                                     $4,500,000


Notwithstanding the foregoing, in the event Borrower and its Subsidiaries do not expend the entire Capex Limit permitted in any fiscal year, Borrower and its Subsidiaries may carry forward to the immediately succeeding fiscal year fifty percent (50%) of the unutilized portion of the Capex Limit from the prior year. All Capital Expenditures made by Borrower and its Subsidiaries shall first be applied to reduce the applicable Capex Limit and then to reduce the carry forward from the previous year, if any. "Capital Expenditures" will be calculated as illustrated on Exhibit 4.8(C).

     4.2.  RESERVED.

     4.3. EBITDA. Borrower shall not permit EBITDA for any twelve (12) month period ending on the last day of any month ending during any of the periods set forth below to be less than the amount set forth below for such period.

                         Period                                Amount
                         ------                                ------
             Restatement Effective Date
                  through  February 28, 2002                  $25,500,000
             March 1, 2002 through
                  August 31, 2002                             $26,000,000
             September 1, 2002 through
                  November 30, 2002                           $26,500,000
             December 1, 2002 through
                  February 28, 2003                           $27,000,000
             March 1, 2003 and thereafter                     $27,500,000

"EBITDA" will be calculated as illustrated on Exhibit 4.8(C).

     4.4. FIXED CHARGE COVERAGE. Borrower shall not permit Fixed Charge Coverage for any twelve (12) month period ending on the last day of any month to be less than 1.10.

"Fixed Charge Coverage" will be calculated as illustrated on Exhibit 4.8(C).

     4.5. TOTAL INTEREST COVERAGE. Borrower shall not permit Total Interest Coverage for any twelve (12) month period ending on the last day of any month ending during any of the periods set forth below to be less than the ratio set forth below for such period.

                         Period                              Ratio
                         ------                              -----
             Restatement Effective Date through
                  May 31, 2005                                2.00
             June 1, 2005 through May 31, 2006                2.25
             June 1, 2006 and thereafter                      2.50

"Total Interest Coverage" will be calculated as illustrated on Exhibit 4.8(C).

     4.6. TOTAL INDEBTEDNESS TO EBITDA RATIO. Borrower shall not permit the ratio of Total Indebtedness calculated as of the last day of any month during any of the periods set forth below to EBITDA for the twelve (12) month period ending on such day to be greater than the ratio set forth below for such period.

                         Period                              Ratio
                         ------                              -----
             Restatement Effective Date through
                  August 31, 2002                             4.50
             September 1, 2002 through May 31,
                  2003                                        4.25
             June 1, 2003 through February 28,
                  2004                                        4.00
             March 1, 2004 through February 28,
                  2005                                        3.75
             March 1, 2005 and thereafter                     3.50

"Total Indebtedness" and "EBITDA" will be calculated as illustrated on Exhibit 4.8(C).

     4.7. SENIOR INDEBTEDNESS TO EBITDA RATIO. Borrower shall not permit the ratio of Senior Indebtedness calculated as of the last day of any month to EBITDA for the twelve (12) month period ending on such day to be greater than
1.25.  "Senior  Indebtedness"  and "EBITDA" will be calculated as illustrated on
Exhibit 4.8(C).

     4.8. FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements (a) are not required to have footnote disclosures, (b) are subject to normal year end adjustments for recurring accruals and (c) show management fees as deductions from operating income rather than deductions in computing operating income). Borrower will deliver each of the financial statements and other reports described below to Agent with sufficient copies for each Lender.

          (A) MONTHLY FINANCIALS. As soon as available and in any event within forty-five (45) days after the end of each month (including the last month of Borrower's fiscal year), Borrower will deliver (1) the consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such month, and the related consolidated statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year of Borrower to the end of such month and
     (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

          (B) YEAR-END FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, Borrower will deliver (1) the consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated financial statements from a firm of Certified Public Accountants selected by Borrower and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

          (C) COMPLIANCE AND PRICING CERTIFICATE. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subsections 4.8(A) and 4.8(B) above, Borrower will deliver a fully and properly completed Compliance and Pricing Certificate (in substantially the same form as Exhibit 4.8(C)) signed by a Responsible Officer of Borrower.

          (D) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

          (E) BORROWING BASE CERTIFICATE. As soon as available and in any event within thirty (30) Business Days after the end of each month, and from time to time upon the request of Agent, Borrower will deliver a Borrowing Base Certificate (in substantially the same form as Exhibit 4.8(E)) as at the last day of such period.

          (F) MANAGEMENT REPORT. Together with each delivery of financial statements of Borrower pursuant to subsections 4.8(A) for the months ending December, March and September of each fiscal year of Borrower and 4.8(B), Borrower will deliver a management report (1) describing the operations and financial condition of Borrower and its Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Financial Model for the current fiscal year delivered pursuant to subsection 4.8(I) and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail (delivery of Borrower's quarterly reports on Form 10-Q, together with the delivery of financial statements of Borrower pursuant to subsection 4.8(A) for the months ending December, March and September, and annual reports on Form 10-K, together with the delivery of financial statements of Borrower pursuant to subsection 4.8(B), in each case as filed with the Securities and Exchange Commission, shall constitute compliance with this subsection) and shall be certified by a Responsible Officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

          (G) COLLATERAL VALUE REPORT. Upon an Event of Default and so long as an Event of Default shall be continuing, Borrower, at the request of Agent (but not more often than quarterly) will obtain and deliver to Agent a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the accounts, inventory and property, plant and equipment components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Borrower), inventory (including verification as to the value, location and respective types) and property, plant and equipment (including verification as to the value, location and respective types).

          (H) APPRAISALS. From time to time, if Agent or any Lender in good faith determines that obtaining appraisals is necessary in order for Agent or such Lender to comply with applicable laws or regulations, Agent will, at Borrower's expense, obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the real estate owned by Borrower or any of its Subsidiaries. In addition to the foregoing, from time to time, but in the absence of a Default or Event of Default not more than once during each calendar year, Agent may require Borrower to obtain and deliver to Agent appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values of all or any portion of the real estate and personal property owned by Borrower or any of its Subsidiaries.

          (I) FINANCIAL MODEL. As soon as available and in any event within forty-five (45) days after each of Borrower's fiscal years, Borrower will deliver a Financial Model of Borrower and its Subsidiaries for the forthcoming fiscal year and, within thirty (30) days after any monthly period in which there is a material adverse deviation from the then current Financial Model, a certificate from a Responsible Officer of Borrower explaining the deviation and what action Borrower has taken, is taking and proposes to take with respect thereto.

          (J) SEC FILINGS AND PRESS RELEASES. Promptly upon their becoming available, Borrower will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by Holdings, Borrower or any of their respective Subsidiaries to their security holders,
     (2) all regular and periodic  reports and all  registration  statements and prospectuses, if any, filed by Holdings, Borrower or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available by Holdings, Borrower or any of their respective Subsidiaries to the public concerning developments in the business of any such Person.

          (K) EVENTS OF DEFAULT, ETC. Promptly upon a Responsible Officer of Borrower obtaining actual knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Holdings, Borrower or any of their respective Subsidiaries with respect to any such event or condition and a certificate of a Responsible Officer of Borrower specifying the nature and period of existence of such event or condition and what action Holdings, Borrower or any of their respective Subsidiaries, as applicable, has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which would result in the occurrence of, an Event of Default or Default; (2) any notice that any Person has given to Holdings, Borrower or any of their respective Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 6.1(B);
     (3) any  event or  condition  that  would  result in any  Material  Adverse
     Effect; or (4) any default or event of default with respect to any Indebtedness of Holdings, Borrower or any of their respective Subsidiaries.

          (L) LITIGATION. Promptly upon a Responsible Officer of Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent, (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party or (3) any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law, which, in each case, would have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

          (M) NOTICE OF CORPORATE AND OTHER CHANGES. Borrower shall provide prompt written notice of (1) all jurisdictions in which a Loan Party becomes qualified after the Restatement Effective Date to transact business, (2) any material change after the Restatement Effective Date in the authorized and issued equity securities of any Loan Party or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Loan Party after the Restatement Effective Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Restatement Effective Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect as of the date when made. The foregoing notice requirement shall not be construed to constitute Requisite Lenders' consent to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

          (N) RESERVED.

          (O) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party or any Subsidiary of any Loan Party as from time to time may be reasonably requested by Agent.

     4.9. ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. For purposes of calculating financial covenants in accordance with the Compliance and Pricing Certificate, the amount of Indebtedness shall include the amount of any "earnouts" determined in accordance with GAAP. Financial statements and other information furnished to Agent pursuant to subsection 4.8 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance and Pricing Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower; and (c) changes in carrying value of Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles

(A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or
(ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments described in clause
(c) above resulting from expenditures made subsequent to the Restatement Effective Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Restatement Effective Date liabilities) shall be treated as expenses in the period the expenditures are made (such expenses may include broker fees, advisory fees and legal fees paid post-Restatement Effective Date and not appearing in pro-forma liability accruals).

                   SECTION 5. REPRESENTATIONS AND WARRANTIES.

     To induce Agent and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Borrower represents, warrants and covenants to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will remain true, correct and complete for so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations:

     5.1. DISCLOSURE. No representation or warranty of any Loan Party contained in this Agreement, the financial statements referred to in subsection 5.5, the other Loan Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains, as of the date made, any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

     5.2. NO MATERIAL ADVERSE EFFECT. As of September 30, 2001 there have been no events or changes in facts or circumstances affecting any Loan Party which individually or in the aggregate have had or would have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

     5.3. NO CONFLICT. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any governmental authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Loan Party except if such violations, conflicts, breaches or defaults would not have, either individually or in the aggregate, a Material Adverse Effect.

     5.4. ORGANIZATION, POWERS, CAPITALIZATION AND GOOD STANDING.

          (A) ORGANIZATION AND POWERS. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified would not have a Material Adverse Effect. The jurisdiction of organization and, as of the Restatement Effective Date, all jurisdictions in which each Loan Party is qualified to do business are set forth on
     Schedule 5.4(A). Each of the Loan Parties has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

          (B) CAPITALIZATION. Except as otherwise disclosed in writing to Agent from time to time, the authorized equity securities of each of the Loan Parties is as set forth on Schedule 5.4(B). All issued and outstanding equity securities of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such equity securities were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as otherwise disclosed in writing to Agent from time to time, the identity of the holders of the equity securities of each of the Loan Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Loan Parties is set forth on Schedule 5.4(B). No shares of the capital stock or other equity securities of any Loan Party, other than those described above, are issued and outstanding. Except as provided in Schedule 5.4(B) or as otherwise disclosed in writing to Agent from time to time, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any equity securities of any such entity.

          (C) BINDING OBLIGATION. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms.

     5.5. FINANCIAL STATEMENTS AND FINANCIAL MODEL. All financial statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited financial statements, the absence of footnotes and year-end adjustments.

          (A) The consolidated balance sheet at June 30, 2001 and the related statement of income of Borrower and its Subsidiaries, for the fiscal year then ended, audited by PricewaterhouseCoopers.

          (B) The unaudited consolidated balance sheet at September 30, 2001 and the related statement of income of Borrower and its Subsidiaries for the three (3) months then ended.

The Financial Model delivered on or prior to the Restatement Effective Date and the updated Financial Model delivered pursuant to subsection 4.8(I) represent the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

     5.6. INTELLECTUAL PROPERTY. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of Borrower or its Subsidiaries (collectively called "Intellectual Property") and all such Intellectual Property is identified on Schedule 5.6 or as otherwise disclosed in writing to Agent from time to time and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as disclosed in Schedule 5.6 or as otherwise disclosed in writing to Agent from time to time, the use of such Intellectual Property by Borrower and its Subsidiaries does not and has not been alleged by any Person to infringe on the rights of any Person.

     5.7. INVESTIGATIONS, AUDITS, ETC. Except as set forth on Schedule 5.7 or as otherwise disclosed in writing to Agent from time to time or required to be disclosed to Agent pursuant to subsection 4.8(L), to Borrower's knowledge, neither Borrower nor any of its Subsidiaries, is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

     5.8. EMPLOYEE MATTERS. Except as set forth on Schedule 5.8 or as otherwise disclosed in writing to Agent from time to time, (a) no Loan Party nor any of their respective employees is subject to any collective bargaining agreement and
(b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which would not have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.8 or as otherwise disclosed in writing to Agent from time to time, neither Borrower nor any of its Subsidiaries is party to an employment contract which could provide for severance payments in excess of $150,000 in the aggregate.

     5.9. SOLVENCY. Borrower and each of its Subsidiaries: (a) owns and will own, in the reasonable opinion of Borrower, assets the fair saleable value on a going concern basis of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     5.10. LITIGATION; ADVERSE FACTS. Except as set forth on Subschedule 7.1, there are no judgments outstanding against any Loan Party or affecting any property of any Loan Party, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which would result in any Material Adverse Effect.

     5.11. USE OF PROCEEDS; MARGIN REGULATIONS. No part of the proceeds of any Loan will be used for "buying" or "carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect in violation of Regulation U or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Agent, Borrower will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

     5.12. COLOR PRELUDE PURCHASE AGREEMENT. Except as disclosed in writing to Agent prior to the Restatement Effective Date, to the best of Borrower's knowledge, the representations and warranties set forth in the Color Prelude Purchase Agreement are true, correct and complete in all material respects as of the Restatement Effective Date.

     5.13. SCENT SEAL. Scent Seal, Inc., a California corporation, has no employees, owns no assets, has no obligations (other than franchise taxes payable in the ordinary course of business) and conducts no business activity.

                    SECTION 6. DEFAULT, RIGHTS AND REMEDIES.

     6.1. EVENT OF DEFAULT. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

          (A) PAYMENT. (1) Failure to pay any installment or other payment of principal of any Loan when due, to repay Revolving Loans to reduce their balance to the Maximum Revolving Loan Balance or to reimburse any Issuing Lender for any payment made by such Issuing Lender under or in respect of any Letter of Credit when due or (2) failure to pay, within five (5) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

          (B) DEFAULT IN OTHER AGREEMENTS. (1) Failure of Holdings, Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of Holdings, Borrower or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to their stated maturity, unless such failure to pay, default or breach is cured or irrevocably waived in writing by the holder or holders thereof; or

          (C) BREACH OF CERTAIN PROVISIONS. Failure of Borrower to perform or comply with any term or condition contained in that portion of subsection
     2.2 relating to Borrower's obligation to maintain insurance, subsection 2.3, Section 3 or Section 4; or

          (D) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

          (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Agent or Requisite Lenders of such default or (2) actual knowledge of Borrower or any other Loan Party of such default; or

          (F) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to Holdings. Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Holdings, Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Borrower or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Holdings, Borrower or any of its Subsidiaries, for all or a substantial part of the property of Holdings, Borrower or any such Subsidiary; or

          (G) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) Holdings, Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Holdings, Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the Board of Directors of Holdings, Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 6.1(G); or

          (H) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this subsection 6.1) involving an amount in the aggregate at any time in excess of $2,500,000 (not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Holdings, Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five
     (5) Business Days prior to the date of any proposed sale thereunder; or

          (I) DISSOLUTION. Any order, judgment or decree is entered against Holdings, Borrower or any of its Subsidiaries decreeing the dissolution or split up of Holdings, Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

          (J) SOLVENCY. Borrower or any of its Subsidiaries ceases to be solvent (as represented in subsection 5.9) or admits in writing its present or prospective inability to pay its debts as they become due; or

          (K) INJUNCTION. Holdings, Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than forty-five (45) days if the same would have a Material Adverse Effect; or

          (L) ERISA; PENSION PLANS. (1) Institution of any steps by Borrower or any other Loan Party to terminate a Pension Plan if as a result of such termination Borrower or any such Loan Party would be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000; (2) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower and any other Loan Party have incurred on the date of such withdrawal) exceeds $1,000,000; (3) with respect to any Plan, Borrower or any other Loan Party shall incur an accumulated funding deficiency or request a funding waiver from the IRS; or (4) there shall occur an ERISA Event or a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or IRC Section 4975; provided, however, that the events listed in clauses (3) and (4) hereof shall constitute Events of Default only if the liability, deficiency or waiver request, whether or not assessed, would have, either individually or in the aggregate, a Material Adverse Effect; or

          (M) ENVIRONMENTAL MATTERS. Borrower or any of its Subsidiaries fails to: (1) obtain or maintain any operating licenses or permits required by environmental authorities; (2) begin, continue or complete any remediation activities as required by any environmental authorities; (3) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (4) comply with any environmental laws; if any such failure, individually or in the aggregate, would have a Material Adverse Effect; or

          (N) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          (O) DAMAGE; STRIKE; CASUALTY. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries, if any such event or circumstance would have a Material Adverse Effect; or

          (P) LICENSES AND PERMITS. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect; or

          (Q) FAILURE OF SECURITY. Agent, for the benefit of Agent and Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances) or any substantial portion thereof, in each case, for any reason other than the failure of Agent to take any action within its control; or

          (R) BUSINESS ACTIVITIES. Holdings engages in any type of business activity other than the ownership of stock of Borrower and performance of its obligations under the Related Transaction Documents to which it is a party; or

          (S) CHANGE IN CONTROL.

               (1) the DLJ Affiliates cease to beneficially own and control, directly and indirectly, at least fifty-one percent (51%) of the issued and outstanding shares of each class of capital stock of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Holdings determined on a fully diluted basis (assuming the full exercise of all securities exercisable convertible or exchangeable for or into capital stock of Holdings); or

               (2) Holdings ceases to beneficially own and control all of the issued and outstanding capital stock or other equity securities of Borrower free and clear of all Liens other than Liens in favor of Agent; or

               (3) Borrower ceases to beneficially own and control, directly or indirectly, free and clear of all Liens other than Liens in favor of Agent, 100% of the issued and outstanding shares of each class of capital stock or other equity securities entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the boards of directors of any of its Subsidiaries; provided that, notwithstanding the foregoing, Borrower may (i) dispose of all or any interest in any Subsidiary to the extent permitted under subsection 3.7 hereof and (ii) consummate mergers or consolidations to the extent permitted under subsection 3.6 hereof; or

          (T) SUBORDINATED INDEBTEDNESS. The failure of (1) AHC or Borrower to comply with the subordination provisions any of the AHC Subordinated Loan Documents or (2)

     Borrower or any of its Subsidiaries or any creditor of Borrower or any of its Subsidiaries bound by any subordination provisions with respect to the Obligations to comply in any material respect with any material term of any such subordination provisions contained in any subordination and intercreditor agreement or in any note or other document running to the benefit of Agent or Lenders with respect to the Obligations.

          6.2. SUSPENSION OR TERMINATION OF COMMITMENTS. Upon the occurrence of any Default or Event of Default, Agent may, and at the request of Requisite Lenders Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders' obligations to make additional Loans under the Revolving Loan Commitment or otherwise or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment; provided that, in the case of a Default, if the subject condition or event is waived or removed by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated.

          Notwithstanding the foregoing, in the event all conditions to the obligation of Lenders to make a Loan set forth in Section 7 hereof have been satisfied but Lenders do not make such Loan, Agent shall not be entitled to declare a Default or an Event of Default as a result of Borrower being unable to perform any of its covenants, liabilities or obligations hereunder or under the other Loan Documents as a direct result of Lenders' failure to make such Loan.

          6.3. ACCELERATION AND OTHER REMEDIES. Upon the occurrence of any Event of Default described in subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Term Loan and the Revolving Loans, the aggregate outstanding Letter of Credit Liability and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Revolving Loan Commitment shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders Agent shall, by written notice to Borrower (a) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the obligations of Agent, Issuing Lenders and Lenders to make Revolving Loans and issue Letters of Credit shall thereupon terminate, (b) demand that Borrower immediately deposit cash with Agent for the benefit of Issuing Lenders in an amount equal to 102% of the aggregate outstanding Letter of Credit Liability and (c) exercise any other remedies which may be available under the Loan Documents or applicable law. Borrower hereby grants to Agent, for the benefit of Issuing Lenders and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Liability. Any such cash collateral shall be made available by Agent to Issuing Lenders to reimburse Issuing Lenders for payments of drafts drawn under such Letters of Credit and any fees and expenses of Bank Line Issuers or Issuing Lenders with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrower. Borrower shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

          6.4. PERFORMANCE BY AGENT. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Agent shall give to Borrower written notice of the action promptly thereafter and Borrower shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

          6.5. APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by or owing to Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                        SECTION 7. CONDITIONS TO LOANS.

     The obligations of Lenders to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

     7.1. CONDITIONS TO INITIAL LOANS. The obligations of Lenders to make the initial Loans and to issue or cause to be issued Letters of Credit on the Restatement Effective Date are, in addition to the conditions precedent specified in subsection 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed on Schedule 7.1, all in form and substance, or in a manner, reasonably satisfactory to Agent and Requisite Lenders.

     7.2. CONDITIONS TO ALL LOANS. The obligations of Lenders to make Loans and to issue or cause to be issued Letters of Credit on any date ("Funding Date") are subject to the further conditions precedent set forth below.

          (A) Agent shall have received a request for an advance of a Loan or the issuance of a Letter of Credit, in each case in accordance with the applicable provisions of subsection 1.1.

          (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan or a Letter of Credit shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty expressly limited by its terms to a specific date and taking into account any amendments to the schedules, subschedules or exhibits as a result of any disclosures made in writing by Borrower to Agent after the Restatement Effective Date and approved by Agent and Requisite Lenders in writing.

          (C) No event shall have occurred and be continuing or would result from the funding or such Loans or the issuance of such Letters of Credit that would constitute an Event of Default or a Default.

          (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making any Loan or from issuing or causing to be issued any Letter of Credit.

                    SECTION 8. ASSIGNMENT AND PARTICIPATION.

     8.1. ASSIGNMENTS AND PARTICIPATIONS.

          (A) ASSIGNMENTS. Each Lender may from time to time assign, subject to the terms of an Assignment and Acceptance Agreement, its rights and delegate its obligations under this Agreement to another Person, provided that (1) such Lender shall first obtain the written consent of each of (a) Agent, which consent shall not be unreasonably withheld, and (b) Borrower, provided that (i) no Event of Default exists and is continuing or (ii) such assignment is not to an Affiliate of any Lender or to another Lender, which consent shall not be unreasonably withheld (Borrower's withholding of consent to an assignment to a Foreign Lender due to such Lender not being exempt from United States withholding tax shall be deemed reasonable unless the assigning Lender shall have made a good faith effort to assign the Revolving Loan Commitment and/or Term Loan to a Lender that is exempt from United States withholding tax but was unable to do so); (2) the Pro Rata Share of the Revolving Loan Commitment and/or Term Loan being assigned shall in no event be less than the lesser of (a) $1,000,000 and (b) the entire amount of the Pro Rata Share of the Revolving Loan Commitment and/or Term Loan of the assigning Lender; and (3) upon the consummation of each such assignment the assigning Lender shall pay Agent an administrative fee of $3,500. The administrative fee referred to in clause (3) of the preceding sentence shall not apply to an assignment of security interest in the Obligations as described in paragraph (E)(1) below. In the case of an assignment authorized under this subsection 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were an initial Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Pro Rata Share of the Revolving Loan Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a Lender hereunder.

          (B) RECORDING OF ASSIGNMENTS. Agent shall maintain at its office in Chicago, Illinois a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumptive evidence of the amounts due and owing to Lender in the absence of manifest error. Borrower, Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

          (C) ACCEPTANCE OF ASSIGNMENT BY AGENT. Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning
     Lender and its assignee (together with the Notes subject to such assignment) and the administrative fee referred to above, Agent shall (subject to the consent of each of Agent and Borrower to such assignment, if required or applicable) (1) accept such Assignment and Acceptance Agreement, (2) record the information contained therein in the Register and replace Schedule 10.1(C) to reflect such Assignment and Acceptance Agreement and (3) give prompt notice thereof to Borrower and Lenders. Upon request by Agent, Borrower shall promptly execute and deliver to Agent Notes evidencing the Obligations owed by Borrower to the assignee and, if applicable, the assigning Lender, after giving effect to the assignment. Agent shall cancel the Notes delivered to it by the assigning Lender and deliver the new Notes to the assignee and, unless the assigning Lender has assigned all of its interests under this Agreement, the assigning Lender.

          (D) PARTICIPATIONS. Any Lender may sell participations in all or any part of its Pro Rata Share of the Revolving Loan Commitment and/or the Term Loan to another Person provided that such Lender shall first obtain the prior written consent of each of (1) Agent, which consent shall not be unreasonably withheld and (2) Borrower, provided that (a) no Event of Default exists and is continuing or (b) such participation is not to an Affiliate of any Lender or to another Lender, which consent shall not be unreasonably withheld. All amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the principal amount or interest rate payable with respect to any Loan in which such holder participates; (ii) any extension of the Commitment Termination Date, the date on which any Scheduled Installment is to be paid or the date fixed for any payment of interest payable with respect to any Loan in which such holder participates; or (iii) any release of all or substantially all of the Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7, 8.2 or 9.12 or any other Loan Document). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of subsections 1.8, 1.9, 8.4 and 9.1 be considered to be a Lender hereunder.

          (E) SECURITY INTERESTS IN OBLIGATIONS; ASSIGNMENTS TO AFFILIATES. Notwith-standing any other provision of this Agreement, any Lender may at any time, following written notice to Agent, (1) pledge the Obligations held by it or create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Person; provided, however, that (a) no such pledge or grant of security interest to any Person shall release such Lender from its obligations hereunder or under any other Loan Document and (b) the acquisition of title to such Lender's Obligations pursuant to any foreclosure or other exercise of remedies by such Person shall be subject to the provisions of this Agreement and the other Loan Documents in all respects including, without limitation, any consent required by subsection 8.1(A) and (2) assign all or any portion of its funded loans to an Affiliate of such Lender which is at least 50% owned by such Lender or its parent company, to one or more other Lenders or to a Related Fund. For purposes of this paragraph, a "Related Fund" shall mean, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by such Lender or by the same investment advisor that manages such Lender or by an Affiliate of such investment advisor.

          (F) OTHER MATTERS. Except as otherwise provided in this subsection 8.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Holdings, Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of subsection 9.13. Borrower agrees that it will use its best efforts to assist and cooperate with Heller in connection with the initial syndication of the Loans in any manner reasonably requested by Heller to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda. Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a Lender hereunder unless such Person shall also be capable of making LIBOR Loans.

     8.2. AGENT.

          (A) APPOINTMENT. Each Lender hereby designates and appoints Heller as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver the Security Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in this subsection 8.2 and subsections 8.3 and 9.2. The provisions of this subsection 8.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

          (B) NATURE OF DUTIES. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          (C) RIGHTS, EXCULPATION, ETC. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders and, notwithstanding the instructions of Requisite Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with subsection 8.2(E).

          (D) RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

          (E) INDEMNIFICATION. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Requisite Lenders until such additional indemnity is furnished. The obligations of Lenders under this subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

          (F) HELLER INDIVIDUALLY. With respect to its obligations under the Revolving Loan Commitment and the Loans made by it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto and without any duty to account therefore to Lenders. Heller, either directly or through strategic affiliations, may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders

          (G) SUCCESSOR AGENT.

               (1) RESIGNATION. Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

               (2) APPOINTMENT OF SUCCESSOR. Upon any such notice of resignation pursuant to clause (1) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrower. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (1) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

               (3) SUCCESSOR AGENT. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          (H) COLLATERAL MATTERS.

               (1) RELEASE OF COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Revolving Loan Commitment and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) in accordance with the provisions of the next sentence. In addition, with the consent of Requisite Lenders, Agent may release any Lien granted to or held by Agent upon any Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions; provided, however, that in no event will Agent, acting under the authority granted to it pursuant to this sentence, release Collateral having a total book value in excess of twenty percent (20%) of the book value of all Collateral, as determined by Agent, during any calendar year.

               (2) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 8.2(H)(1)), each Lender agrees to confirm in writing, upon request by Agent or Borrower, the authority to release any Collateral conferred upon Agent under clauses (i) and (ii) of subsection 8.2(H)(1). Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (3) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 8.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Security Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

          (I) AGENCY FOR PERFECTION. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

          (J) NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

     8.3. AMENDMENTS, CONSENTS AND WAIVERS.

          (A) Except as otherwise  provided in subsection  8.2, this  subsection
     8.3 or in subsection 9.2 and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Agent's consent, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents. The consent of Borrower shall constitute consent of all of its Subsidiaries.

          (B) In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

          (C) If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under subsection 9.2, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses (A) or (B) below, to either (A) replace the non-consenting Lenders with one or more Replacement Lenders pursuant to subsection 1.10(A) so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver or (B) prepay in full the Obligations of the non-consenting Lenders and terminate the non-consenting Lenders' Pro Rata Shares of the Revolving Loan Commitment in accordance with subsection 1.10(B).

     8.4. SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

     8.5. DISBURSEMENT OF FUNDS. Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. Chicago time on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 8.5 shall be without premium or penalty. Nothing in this subsection 8.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 8.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     8.6. DISBURSEMENTS OF ADVANCES; PAYMENT.

          (A) REVOLVING LOAN ADVANCES, PAYMENTS AND SETTLEMENTS; INTEREST AND FEE PAYMENTS.

               (1) The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 1 or subsection 8.5, Revolving Loan advances and payments will be settled among Agent and Lenders according to the procedures described in this subsection 8.6. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

               (2) On the second (2nd) Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance as of the close of business of the (2nd) second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's required Pro Rata Share of the Revolving Loan balance to such Lender's actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Chicago time on the Business Day following the Settlement Date.

               (3) For purposes of this subsection 8.6(A), the following terms and conditions will have the meanings indicated:

                    (a) "Daily Loan  Balance"  means an amount  calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Restatement Effective Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Restatement Effective Date through and including such calendar day.

                    (b) "Daily  Interest  Rate"  means an amount  calculated  by dividing the interest rate payable to a Lender on a Loan (as set forth in subsection 1.2) as of each calendar day by three hundred sixty (360).

                    (c) "Daily  Interest  Amount" means an amount  calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

                    (d) "Interest  Ratio" means a number  calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

     On the first (1st) Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of such Lender's share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's share of interest and fees on each of the Loans. Such Lender's share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Each Lender's share of the commitment fee described in subsection 1.2(B) shall be an amount equal to (1)(a) such Lender's Revolving Loan Commitment less (b) the sum of (i) such Lender's average Daily Loan Balance of the Revolving Loans plus (ii) such Lender's Pro Rata Share of the average daily aggregate amount of Letter of Credit Liability, in each case for the preceding month, multiplied by (2) the percentage required by subsection 1.2(B). To the extent Agent does not receive the total amount of the commitment fee owing by Borrower, the commitment fee payable to each Lender shall be reduced on a pro rata basis. Any funds disbursed or received by Agent pursuant to subsection 8.5 or 8.6(A)(1), prior to the Settlement Date for such disbursement or payment shall be deemed advances or remittances by Heller, in its capacity as a Lender, for purposes of calculating interest and fees pursuant to this subsection 8.6(A).

          (B) TERM LOAN PRINCIPAL PAYMENTS. Payments of principal of the Term Loan will be settled on the date of receipt if received by Agent on the last Business Day of a quarter or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a quarter.

          (C) AVAILABILITY OF LENDER'S PRO RATA SHARE.

               (1) Unless Agent shall have received written notice from a Lender prior to a Funding Date that such Lender will not make available its Pro Rata Share of a Loan requested by Borrower, Agent may assume that such Lender has made such amount available to Agent on the Business Day following the next Settlement Date. If a Lender has not in fact made its Pro Rata Share available to the Agent on such date (any such Lender a "Defaulting Lender"), then the Defaulting Lender and Borrower severally agree to pay to Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount is made available to Agent by Borrower or such Defaulting Lender to but excluding the date of payment to Agent, at (a) in the case of the Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation or (b) in the case of Borrower, the interest rate applicable under this Agreement with respect to such Loan.

               (2) Agent shall not be obligated to transfer to a Defaulting Lender any payment made by Borrower to Agent or any amount otherwise received by Agent for application to the Obligations nor shall Defaulting Lender be entitled to the sharing of any interest, fees or other payments hereunder until full payment is made to Agent in the manner described above.

               (3) For purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitments and outstanding Loans shall be deemed to be zero until full payment is made to Agent in the manner described above.

               (4) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any Event of Default or acceleration of the Obligations with respect to any draw on a Letter of Credit.

          (D) RETURN OF PAYMENTS.

               (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

               (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                           SECTION 9. MISCELLANEOUS.

     9.1. INDEMNITIES. Borrower agrees to indemnify, pay, and hold Agent, each Lender (individually and in their capacity as Issuing Lenders) and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. This subsection and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

     9.2. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this
Agreement, the Notes or any of the other Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the applicable Loan Party; provided, that except to the extent permitted by the applicable Assignment and Acceptance Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase the Revolving Loan Commitment or any Lender's Pro Rata Share of the Revolving Loan Commitment; (b) reduce the principal of or the rate of interest on any Loan or the fees payable with respect to any Loan or Letter of Credit; (c) extend the Commitment Termination Date, the date on which any Scheduled Installment is to be paid or any date fixed for any payment of interest or fees; (d) change the definition of the term Requisite Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (e) release Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document); (f) amend or waive this subsection 9.2 or the definitions of the terms used in this subsection 9.2 insofar as the definitions affect the substance of this subsection 9.2; (g) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; or (h) increase any of the advance rates by more than five percent each set forth in the Borrowing Base Certificate; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to all Lenders required to take such action. Notwithstanding anything to the contrary in this subsection 9.2, Agent and Borrower may execute amendments to this Agreement and the other Loan Documents for the purpose of correcting typographical errors without the consent of Lenders. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes and, if signed by a Loan Party, on such Loan Party.

     9.3. NOTICES. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. certified or registered mail return receipt requested and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m.

Chicago time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

       Notices shall be addressed as follows:

       If to Borrower:                      AKI, Inc.
                                            1815 E. Main Street
                                            Chattanooga, Tennessee 37404
                                            ATTN:  Chief Financial Officer
                                            Telecopy:  (423) 697-7126

       With a copy to:                      AKI, Inc.
                                            120 East 56th Street, Suite 1200
                                            New York, New York 10022
                                            ATTN: Chief Executive Officer
                                            Telecopy: (212) 223-2944

       With a copy to:                      CSFB Private Equity
                                            Eleven Madison Avenue, 16th Floor
                                            New York, New York 10010
                                            ATTN:  David M. Wittels
                                            Telecopy:  (212) 538-0415

       With a copy to:                      Akin, Gump, Strauss, Hauer & Feld,
                                            L.L.P.
                                            590 Madison Avenue
                                            New York, New York 10022
                                            ATTN:  Edward D. Sopher
                                            Telecopy:  (212) 872-1002

       If to Agent or Heller:               HELLER FINANCIAL, INC.
                                            500 West Monroe Street
                                            Chicago, Illinois  60661
                                            ATTN:  Account Manager
                                              Corporate Finance
                                            Telecopy:  (312) 441-7367

       With a copy to:                      HELLER FINANCIAL, INC.
                                            500 West Monroe Street
                                            Chicago, Illinois 60661
                                            ATTN:  Legal Services
                                              Corporate Finance
                                            Telecopy:  (312) 441-6876

       if to a Lender:                      To the address set forth on the
                                            signature page hereto or in the
                                            applicable Assignment and
                                            Acceptance Agreement

     9.4. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

     9.5. MARSHALING; PAYMENTS SET ASIDE. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     9.6. SEVERABILITY. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

     9.7. LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

     9.8. HEADINGS. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

     9.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     9.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that

Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

     9.11. NO FIDUCIARY RELATIONSHIP; LIMITED LIABILITY. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower by Agent or any Lender. Borrower agrees that neither Agent nor any Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a court of competent jurisdiction. Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.12. AGENT'S ACTIONS TO RELEASE COLLATERAL. Upon any sale or disposition of a portion of the Collateral of Borrower or any of its Subsidiaries that complies with subsection 3.7 of this Agreement (the "Disposed Collateral"), Agent shall use its reasonable efforts to cause the release, discharge and termination of (i) its Liens in the Disposed Collateral created pursuant to the Security Documents and (ii) any portion of the Security Documents that directly relate to the Disposed Collateral. Upon the request of Borrower in connection with the Disposed Collateral, Agent shall execute and deliver, at Borrower's expense, such releases, discharges and termination statements (full or partial, as applicable) as reasonably requested by Borrower to evidence the release, discharge and termination described in the foregoing clauses (i) and (ii).

     9.13. CONSTRUCTION. Agent, each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender and Borrower.

     9.14. CONFIDENTIALITY. Agent and each Lender agree to keep confidential any non-public information delivered pursuant to the Loan Documents and to cause its Affiliates, employees and agents to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Borrower, and neither Agent, Lender or any of their Affiliates, employees or agents shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by Agent or a Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, DLJ or Persons known to Agent or a Lender to be the Borrower's agents, lawyers or independent auditors, provided that such source is not bound by a confidentiality agreement with the Borrower known to Agent or a Lender; provided, however, that Agent or a Lender may disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by Agent a Lender or a Lender's assignees or participants including, without limitation, attorneys, auditors, professional consultants, rating agencies and portfolio management services. The confidentiality provisions contained in this subsection shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrower. The obligations of Agent and Lenders under this subsection 9.13 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

     9.15. CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER OR OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWER AGREES THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER
FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

     9.16. WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, AGENT AND EACH LENDER

ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     9.17. SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 1.3(E), 1.8, 1.9 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

     9.18. ENTIRE AGREEMENT. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

     9.19. COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     9.20. PRESS RELEASES. Borrower consents to the publication by Agent of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement; provided, that Agent shall provide a draft of any such tombstone or similar advertising material to Borrower for review and comment prior to the publication thereof. Agent and Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     9.21. NO NOVATION; AMENDMENTS TO LOAN DOCUMENTS. Notwithstanding anything contained herein, this Agreement is not intended to and does not serve to effect a novation of the Obligations. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Existing Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral. Borrower acknowledges and confirms that (i) the Liens and security interests granted pursuant to the Loan Documents secure the indebtedness, liabilities and obligations of Borrower to Agent and Lenders under the Existing Credit Agreement, as amended and restated hereby, (ii) the term "Obligations" as used in the

Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of Borrower to Agent and Lenders) includes, without limitation, the indebtedness, liabilities and obligations of Borrower under the Notes to be delivered hereunder, and under the Credit Agreement, as amended and restated hereby, as the same may be further amended, restated, supplemented or otherwise modified from time to time and (iii) all references to the term "Heller" as used in the Loan Documents shall be references to the term "Agent" (as defined in this Agreement) on and after the Restatement Effective Date. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Cross-references in the Loan Documents to particular section numbers in the Existing Credit Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, of this Agreement. Heller, in its individual capacity, hereby assigns to Agent, for the benefit of Agent and Lenders, all of the Liens granted to Heller in the Security Documents executed prior to the Restatement Effective Date. Agent, for the benefit of Agent and Lenders, hereby acknowledges, consents to and accepts the foregoing assignment.

                            SECTION 10. DEFINITIONS.

     10.1. CERTAIN DEFINED TERMS. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

          "Additional Seller Notes" means one or more unsecured subordinated promissory notes of Borrower or any of its Subsidiaries representing all or a part of the deferred purchase price of a business, business unit or product line acquired by Borrower or any of its Subsidiaries from the obligee of such note, on terms including subordination terms, reasonably satisfactory to Agent.

          "Affiliate" means with respect to any Person (a) each Person that is directly or indirectly controlling, controlled by, or under common control with such Person; (b) each Person that, directly or indirectly owns or holds five percent (5%) or more of any equity interest in such Person; or
     (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, none of Agent, any Lender nor any of their respective Affiliates shall be considered an Affiliate of Borrower or any of its Subsidiaries.

          "Agent" means Heller in its capacity as agent for the Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to subsection 8.2.

          "Agreement" means this Credit Agreement (including all schedules, subschedules and exhibits hereto), as the same may from time to time be amended, restated, supplemented or otherwise modified.

          "AHC" means AHC I Acquisition Corp. a Delaware corporation.

          "AHC Subordinated Loan Documents" means, collectively, the AHC Subordinated Note, that certain Subordination and Intercreditor Agreement dated as of May 17, 2000, by and among AHC, Borrower and Heller, and all documents, agreements and guarantees executed in connection therewith.

          "AHC Subordinated Note" means unsecured Subordinated Indebtedness of Borrower owing to AHC, evidenced by that certain Subordinated Promissory Note dated as of May 17, 2000, made by Borrower to the order of AHC, up to an aggregate principal amount not to exceed $10,000,000.

          "AKI Senior Notes" means those certain unsecured 10 1/2% senior notes due 2008 in the aggregate original principal amount of $115,000,000 issued by Borrower pursuant to the AKI Senior Notes Indenture.

          "AKI Senior Notes Indenture" means that certain Indenture dated June 25, 1998, between borrower and IBJ Schroder Bank & Trust Company, as trustee, in connection with the AKI Senior Notes.

          "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following: (a) any of the capital stock or other equity or ownership interest of any of Borrower's Subsidiaries or (b) any or all of the assets of Borrower or any of its Subsidiaries other than sales of inventory in the ordinary course of business.

          "Assignment and Acceptance Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Revolving Loan Commitment and other interests under this Agreement and the other Loan Documents, substantially in the form of Exhibit 10.1(A).

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

          "Borrower" shall have the meaning ascribed to that term in the preamble of this Agreement.

          "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois or the Commonwealth of Pennsylvania, or is a day on which banking institutions located in any such states are closed and (b) with respect to all notices, determinations, fundings and payments in connection with Loans bearing interest at the LIBOR, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

          "Capitalization/Acquisition Documents" means, collectively: (a) any or all of the stock certificates, notes, debentures or other instruments representing securities bought, sold or issued, or loans made, to facilitate the consummation of the Related Transactions or otherwise including, without limitation, the AKI Senior Notes and the Holdings 13 1/2% Notes; (b) the indentures or other documents pursuant to which such stock, notes, debentures or other instruments are issued or to be issued including, without limitation, the AKI Senior Notes Indenture and the Holdings 13 1/2% Notes Indenture; (c) each document governing the issuance of, or setting forth the terms of, such stock, notes, debentures or other instruments; (d) any stockholders, registration or intercreditor agreement among or between the holders of such stock, notes, debentures or other instruments; (e) the Subordinated Loan Documents; and (f) the Color Prelude Acquisition Instruments; but excluding all Loan Documents.

          "Collateral" means, collectively: (a) all equity securities and other property pledged pursuant to the Security Documents; (b) all "Collateral" as defined in the Security Documents; (c) all real property mortgaged pursuant to the Security Documents; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

          "Color Prelude Acquisition" means the acquisition by IST of all of the Purchased Assets (as defined in the Color Prelude Purchase Agreement) of Color Prelude, Inc., a Delaware corporation, pursuant to the terms of the Color Prelude Acquisition Instruments.

          "Color  Prelude  Acquisition  Instruments"  means  the  Color  Prelude
     Purchase Agreement and all other instruments, documents and agreements executed in connection with the Color Prelude Acquisition.

          "Color Prelude Purchase Agreement" means that certain Asset Purchase Agreement dated as of December 18, 2001, by and among IST, Color Prelude, Inc., a Delaware corporation, and Heritage Marketing Corporation, as amended.

          "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "DLJ" means DLJ Merchant Banking II, Inc.

          "DLJ Affiliates" means, collectively, DLJ, DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJMB Funding II, Inc, DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ First ESC L.P., DLJ Offshore Partners II, C.V., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners and Donaldson, Lufkin & Jenrette Securities Corporation, together with Persons under common control with the foregoing entites.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

          "ERISA Event" means, as to Borrower and each other Loan Party, (i) a Reportable Event, (ii) the withdrawal of Borrower or any other Loan Party from a Pension Plan in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA or was deemed to be a "substantial employer" under Section 4062(e) of ERISA, (iii) the termination of a Pension Plan, the filing of notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA,
     (iv) the institution of proceedings to terminate a Pension Plan by the PBGC, (v) the partial or complete withdrawal from a Multiemployer Plan by Borrower or any other Loan Party, (vi) the imposition of a Lien on any property of Borrower or any other Loan Party, pursuant to IRC Section 412 or Section 302 of ERISA, (vi) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan in which Borrower or any other Loan Party is obligated to contribute, and (vii) any event or condition which results in the termination of a Multiemployer Plan, or the institution by the PBGC of proceedings to terminate a Multiemployer Plan in which Borrower or any other Loan Party is obligated to contribute.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Model" means Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of `Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

          "Holdings" means AKI Holding Corp., a Delaware corporation, f/k/a Arcade Holding Corporation, and a wholly-owned Subsidiary of AHC.

          "Holdings 13 1/2% Notes" means those certain unsecured 13 1/2% senior discount notes due 2009 in the aggregate original principal amount of $50,000,000, issued pursuant to that certain Holdings 13 1/2% Notes Indenture.

          "Holdings 13 1/2% Notes Indenture" means that certain Indenture dated as of June 25, 1998 between Holdings and State Street Bank and Trust Company, as trustee, in connection with the Holdings 13 1/2% Notes.

          "Indebtedness" as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (f) "earnouts" and similar payment obligations; and (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time and all rules and regulations promulgated thereunder.

          "IST" means IST, Corp., a Delaware corporation and wholly-owned Subsidiary of Borrower.

          "Issuing Lender" means Heller, or any other Lender designated from time to time by Agent, in such Lender's capacity as an issuer of Letters of Credit hereunder and Heller as the representative party for the Lenders under risk participation agreements with banks supporting the issuance of Letters of Credit hereunder.

          "Lender" or "Lenders" means Heller and each other financial institution listed on the signature pages hereof in its individual capacity and in its capacity as an Issuing Lender hereunder, together with their successors and permitted assigns pursuant to subsection 8.1.

          "Letter of Credit Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the issuer of the Letter of Credit consisting of (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid and made available by the issuing bank to the extent not reimbursed by Borrower, whether by the making of a Revolving Loan or otherwise; and (c) all accrued and unpaid interest, fees and expenses with respect thereto. In any case where Heller, as an Issuing Lender, has permitted Borrower to obtain Letters of Credit from a bank with which Heller has entered into a risk participation agreement, the maximum aggregate amount of Letters of Credit that may be requested by Borrower from such bank for which Heller Lender may have liability under the risk participation agreement will be considered outstanding for purposes of determining Letter of Credit Liability unless the bank which is the beneficiary under the risk participation agreement reports daily activity to Heller showing actual outstanding Letters of Credit issued for Borrower, in which event the outstanding amount of Letter of Credit Liability shall be the amount of such actual outstanding Letters of Credit from time to time.

          "Lien" means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

          "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment and the Term Loan.

          "Loan Documents" means this Agreement, the Notes, the Security Documents and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or otherwise modified from time to time; but excluding all Capitalization/Acquisition Documents.

          "Loan  Party"  means,  collectively,   Holdings,   Borrower  and  each
     Subsidiary of Borrower which is or becomes a party to any Loan Document.

          "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or financial condition of the Loan Parties taken as a whole or (b) the material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce any

     Loan Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, with respect to which Borrower or any other Loan Party may have any liability.

          "Net Proceeds" means cash proceeds received by Borrower or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer and all transaction expenses in connection therewith) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

          "Note" or "Notes" means one or more of the promissory notes of Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof.

          "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent, any Issuing Lender or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower, any of its Subsidiaries or any other Loan Party.

          "Original Closing Date" means April 30, 1996.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a pension plan, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
     Plan), and with respect to which Borrower or any other Loan Party may have any liability, including (but not limited to) any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA, or by reason of being deemed to be a contributing sponsor under
     Section 4069 of ERISA.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

          "Plan"  means an  employee  benefit  plan,  as such term is defined in
     Section 3(3) of ERISA (other than a Multiemployer Plan), with respect to which Borrower or any other Loan Party may have any liability.

          "Pro Forma" means the unaudited consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP as of the Restatement Effective Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Schedule 10.1(A).

          "Pro Rata Share" means (a) with respect to a Lender's obligation to lend a portion of the Term Loan and such Lender's right to receive payments of principal with respect thereto, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender by (ii) the aggregate Term Loan Exposure of all Lenders, (b) with respect to a Lender's obligation to make Revolving Loans and such Lender's right to receive payments of principal with respect thereto and the related commitment fee described in subsection 1.2(B) and with respect to a Lender's obligation to share in Letter of Credit Liability and to receive the related Letter of Credit fee described in subsection 1.2(C), the percentage obtained by dividing (i) the Revolving Credit Exposure of such Lender by (ii) the aggregate Revolving Credit Exposure of all Lenders and (c) for all other purposes (including without limitation the indemnification obligations arising under subsection 8.2(E)) with respect to any Lender, the percentage obtained by dividing (i) the sum of the Term Loan Exposure of that Lender plus the Revolving Credit Exposure of that Lender by (ii) the sum of the aggregate Term Loan Exposure of all Lenders and the aggregate Revolving Credit Exposure of all Lenders, in each case as the applicable percentages may be adjusted by assignments permitted pursuant to subsection 8.1. The Pro Rata Shares of each Lender and their respective commitment amounts, as of the Restatement Effective Date, are set forth on Schedule 10.1(C) hereto.

          "Projections" means Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Related Transactions" means the Color Prelude Acquisition, the execution and delivery of the Related Transactions Documents to be executed on the Restatement Effective Date, the funding of all Loans on the Restatement Effective Date, the repayment of the Indebtedness identified on
     Schedule  10.1(B) which is to be paid in full on the

     Restatement Effective Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

          "Related Transactions Documents" means the Loan Documents, the Capitalization/Acquisition Documents and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA other than a reportable event for which the requirement to provide notice to the PBGC has been waived by regulation.

          "Requisite Lenders" means Lenders (other than Defaulting Lenders) having (a) sixty-six and two-thirds percent (66-2/3%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan of all Lenders that are not Defaulting Lenders or (b) if the Revolving Loan Commitment has been terminated, sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding principal balance of the Loans of all Lenders that are not Defaulting Lenders.

          "Responsible Officer" means the President, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of a Loan Party.

          "Restatement Effective Date" means December 18, 2001.

          "Revolving Credit Exposure" means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Loan Commitment, such Lender's Revolving Loan Commitment and (b) after termination of the Revolving Loan Commitment, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of such Lender plus
     (ii) the aggregate amount of all participations purchased by such Lender in the outstanding Letter of Credit Liability.

          "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Person to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

          "Subordinated Indebtedness" means all Indebtedness subordinated to the Obligations in a manner satisfactory to Agent including, without limitation, the Indebtedness evidenced by the AHC Subordinated Note and the Additional Seller Notes.

          "Subordinated Loan Documents" means, collectively, the AHC Subordinated Loan Documents, the Additional Seller Notes and all other instruments, documents and agreements executed and delivered in connection with any of the Subordinated Indebtedness.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan of such Lender; provided, however, that at any time prior to the making of the Term Loan, the Term Loan Exposure of any Lender shall be equal to the commitment amount of such Lender with respect to the Term Loan set forth on Schedule 10.1(C).

     10.2. OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Exhibits," "Schedules" and "subschedules" shall be to Sections, subsections, Exhibits, Schedules and subschedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. References to an agreement shall include all amendments, restatements, modifications and supplements to such agreement, subject to such consents or approvals of Agent or any Lenders as may be required by the terms of this Agreement. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                        AKI, INC.

                                        By:__/s/ Bruce Prashker_____________

                                           By:  Bruce Prashker
                                           Title: Vice President


                                        HELLER FINANCIAL, INC., as
                                        Agent, an Issuing Lender and a Lender

                                        By:__/s/ Casey Zmijeski_____________

                                           By:  Casey Zmijeski
                                           Title: Vice President

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------


Exhibits
--------

Exhibit 1.1(B)            -     Funding/Conversion/Continuation Request
Exhibit 1.5(B)            -     Excess Cash Flow Computation
Exhibit 4.8(C)            -     Pricing and Compliance Certificate
Exhibit 4.8(E)            -     Borrowing Base Certificate
Exhibit 10.1(A)           -     Assignment and Acceptance Agreement
Exhibit 10.1(B)           -     Notes


Schedules
---------

Schedule 1.2              -     Pricing Table
Schedule 3.2(A)(14)       -     Liens
Schedule 3.4              -     Contingent Obligations
Schedule 3.8              -     Affiliate Transactions
Schedule 3.9              -     Business Description
Schedule 5.4(A)           -     Jurisdictions of Organization and Qualifications
Schedule 5.4(B)           -     Capitalization
Schedule 5.6              -     Intellectual Property
Schedule 5.7              -     Investigations and Audits
Schedule 5.8              -     Employee Matters
Schedule 7.1              -     List of Closing Documents
     Subschedule 7.1      -     Litigation
     Subschedule 7.2      -     Employee Benefit Plans
     Subschedule 7.3      -     Closing Fees
     Subschedule 7.4      -     Investments
     Subschedule 7.5      -     Derivatives
     Subschedule 7.6      -     Bank Accounts
     Subschedule 7.7      -     Subsidiaries
Schedule 10.1(A)          -     Pro Forma
Schedule 10.1(B)          -     Indebtedness to be Repaid
Schedule 10.1(C)          -     Pro Rata Shares and Commitment Amounts

                                  SCHEDULE 1.2
                                  ------------

                                  PRICING TABLE



              Total
         Indebtedness to            Applicable Base             Applicable
           EBITDA Ratio               Rate Margins            LIBOR Margins
           ------------               ------------            -------------


              > 4.25                     2.50%                     3.75%
              -

        > 3.75 but < 4.25                2.25%                     3.50%
        -

        > 3.25 but < 3.75                2.00%                     3.25%
        -

              < 3.25                     1.75%                     3.00%

                                SCHEDULE 10.1(C)

                PRO RATA SHARES AND COMMITMENT AMOUNTS OF LENDERS



REVOLVING LOAN COMMITMENT:

Name of Lender                Commitment Amount              Pro Rata Share
--------------                -----------------              --------------

Heller Financial, Inc.            $20,000,000                    100.00%




TERM LOAN:

Name of Lender                Commitment Amount              Pro Rata Share
--------------                -----------------              --------------

Heller Financial, Inc.            $10,000,000                    100.00%